                                                   Exhibit 2





                            ASSET PURCHASE AGREEMENT

                                     AMONG

                       THE REYNOLDS AND REYNOLDS COMPANY

                           LAW PRINTING COMPANY INC.,

                              C. VINCENT SISILLI,

                                      AND

                              PATRICIA L. SISILLI




                         dated as of December 29, 1993

                                                                TABLE OF CONTENTS
1. PURCHASE AND SALE OF ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
  1.1  INVENTORY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  1.2  PERSONAL PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  1.3  CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  1.4  BOOKS AND RECORDS, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  1.5  LICENSES AND PERMITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  1.6  RECEIVABLES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  1.7  INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  1.8  OTHER ASSETS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

2. EXCLUDED ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  2.1  CERTAIN PERSONAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  2.2  SAVINGS ACCOUNT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
  2.3  CERTAIN PREPAID EXPENSES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  2.4  LEASE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  2.5  THIS AGREEMENT AND RELATED AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  2.6  CERTAIN BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  2.7  CERTAIN THIRD PARTY OBLIGATIONS AND CLAIMS OR CAUSES OF ACTION.  . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  2.8  CERTAIN CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

3. ASSUMED LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  3.1  TYPES OF LIABILITIES ASSUMED.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
  3.2  SATISFACTION OF PURCHASER'S OBLIGATIONS WITH RESPECT TO CERTAIN ASSUMED LIABILITIES. . . . . . . . . . . . . . . . .    4

4. EXCLUDED LIABILITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
  4.1  UNDISCLOSED LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  4.2  DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  4.3  PRODUCT LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  4.4  AFFILIATE PAYABLES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  4.5  TAX LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  4.6  EMPLOYEE-RELATED LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  4.7  TRANSACTION EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  4.8  OTHER LIABILITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5


5. CONSIDERATION AND DELIVERY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  5.1  CONSIDERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
  5.2  DELIVERY OF PURCHASER'S SHARES TO SELLER AND ESCROW AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
  5.3  ADJUSTMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
  5.4  TRANSFER TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

6. PURCHASER'S SHARES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  6.1  ISSUANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
  6.2  EXEMPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  6.3  SECURITIES FILINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  6.4  COOPERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

7. INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  7.1  POWER AND CAPACITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
  7.2  NO CONFLICT WITH OTHER AGREEMENTS OR LAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

8. REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  8.1  CORPORATE ACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  8.2  NO CONFLICT WITH OTHER AGREEMENTS OR LAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  8.3  ORGANIZATION AND QUALIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
  8.4  SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  8.5  FINANCIAL STATEMENTS AND TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
  8.6  RECEIVABLE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  8.7  INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  8.8  ABSENCE OF CHANGES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
  8.9  INVENTORY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  8.10 PERSONAL PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  8.11 REAL PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
  8.12 AFFILIATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  8.13 LITIGATION; COMPLIANCE WITH LAWS, ETC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  8.14 LABOR RELATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
  8.15 LICENSES AND PERMITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  8.16 CONTRACTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
  8.17 TITLE TO PROPERTIES; ENCUMBRANCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  8.18 INTELLECTUAL PROPERTY INTANGIBLES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
  8.19 EMPLOYEE BENEFIT PLANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
  8.20 CONDUCT OF BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
  8.21 CONSENTS AND APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  8.22 CUSTOMERS AND SUPPLIERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  8.23 WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
  8.24 BANK ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  8.25 BOOKS AND RECORDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  8.26 ENVIRONMENTAL PROTECTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  8.27 INVESTMENT INTENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
  8.28 TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
  8.29 DISCLOSURE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

9. REPRESENTATIONS AND WARRANTIES OF PURCHASER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
  9.1  CORPORATE ACTION; CORPORATE POWER AND AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
  9.2  NO CONFLICT WITH OTHER AGREEMENTS OR LAWS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
  9.3  ORGANIZATION AND QUALIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  9.4  SPECIAL TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
  9.5  PURCHASER'S FINANCIAL STATEMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  9.6  CONSENTS AND APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26

10.  COVENANTS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  10.1 CONDUCT OF BUSINESS PRIOR TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
  10.2 NOTIFICATION OF MATERIAL ADVERSE CHANGES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  10.3 OTHER TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  10.4 CONSENTS, WAIVERS AND APPROVALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  10.5 SUPPLEMENTAL DISCLOSURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  10.6 ADDITIONAL REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
  10.7 CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

  10.8 PURCHASER'S DUE DILIGENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
  10.9 COVENANTS OF PURCHASER.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

11.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  11.1 REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  11.2 COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  11.3 NO INJUNCTION, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  11.4 INCUMBENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  11.5 CONSENTS, WAIVERS AND APPROVALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  11.6 ABSENCE OF MATERIAL ADVERSE CHANGES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
  11.7 CERTIFIED RESOLUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  11.8 INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  11.9 INTENTIONALLY OMITTED. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  11.10  BASIC CORPORATE DOCUMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  11.11  INTENTIONALLY OMITTED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  11.12  NON-COMPETITION AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  11.13  ESCROW AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  11.14  TRADE NAMES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  11.15  INSTRUMENTS OF TRANSFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
  11.16  CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
  11.17  UNION BANK TERMINATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
  11.18  LEASE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

12.  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND THE SHAREHOLDERS   . . . . . . . . . . . . . . . . . . . . . . . . .   31
  12.1 REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
  12.2 COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
  12.3 CERTIFIED RESOLUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
  12.4 NO INJUNCTION, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
  12.5 CONSENTS, WAIVERS AND APPROVALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  12.6 INCUMBENCY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  12.7 ESCROW AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  12.8 NON-COMPETITION AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  12.9 INTENTIONALLY OMITTED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  12.10  ABSENCE OF MATERIAL ADVERSE CHANGES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  12.11  LEASE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

13.  MUTUAL COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  13.1 PRE-CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  13.2 TAX REPORTING AND FINANCIAL ACCOUNTING.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
  13.3 COOPERATION AND EXCHANGE OF INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

14.  CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
  14.1 TIME AND PLACE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  14.2 TRANSACTIONS AT THE CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
  14.3 DEFAULT AT CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

15.  EMPLOYEES OF SELLER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  15.1 SELLER'S COVENANT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  15.2 TERMINATION OF EMPLOYEES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
  15.3 TERMINATION-RELATED LIABILITIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

16.  SURVIVAL OF REPRESENTATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

17.  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

18.  INTENTIONALLY OMITTED.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

19.  INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
  19.1 SEVERAL INDEMNIFICATION BY THE SHAREHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
  19.2 JOINT AND SEVERAL INDEMNIFICATION BY SELLER AND SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
  19.3 INDEMNIFICATION BY PURCHASER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
  19.4 PROCEDURES FOR INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
  19.5 DEFENSE OF THIRD PARTY CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
  19.6 SETTLEMENT OF THIRD PARTY CLAIMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  19.7 LIMITATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
  19.8 TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40


20.  TRANSACTION EXPENSES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  20.1 BROKERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  20.2 EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

21.  MISCELLANEOUS.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
  21.1  PRESERVATION OF RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  21.2  NOTICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
  21.3  ASSIGNMENT; BINDING EFFECT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  21.4  HEADINGS; EXHIBITS AND SCHEDULES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  21.5  COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  21.6  INTEGRATION OF AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
  21.7  TIME OF ESSENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  21.8  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  21.9  DISCLOSURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  21.10 PARTIAL ILLEGALITY OR UNENFORCEABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  21.11 RIGHT TO PROCEED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  21.12 EFFECT OF INVESTIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
  21.13 ARBITRATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
  21.14 "KNOWLEDGE."  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  21.15 SELLER'S OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  21.16 FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  21.17 COLLECTION OF RECEIVABLES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

22.  TAX INDEMNIFICATION.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
  22.1 INDEMNIFICATION BY SELLER AND SHAREHOLDERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  22.2 INDEMNIFICATION BY PURCHASER.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
  22.3 TAX CONTESTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
  22.4 TIME OF PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
  22.5 DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
  22.6 FLOOR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

23.  CONSTRUCTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

                                                         LIST OF SCHEDULES AND EXHIBITS

[THESE SCHEDULES AND EXHIBITS HAVE BEEN OMITTED, BUT COPIES WILL BE FURNISHED SUPPLEMENTALLY TO THE COMMISSION UPON REQUEST]

A. SCHEDULES

  1.            Escrow Agreement

B. EXHIBITS

  2.1           Excluded Personal Property Assets
  2.8           Excluded Contracts
  3.2           11/30/93 Balance Sheet
  4.8           Certain Excluded Liabilities
  8.3           Foreign Qualifications; Articles and Bylaws
  8.4           Subsidiaries
  8.5(a)        Financial Statements
  8.5(b)        Liabilities
  8.5(c)        Defaults
  8.6           Problem/Uncollectible Receivables
  8.7           Insurance
  8.8           Changes
  8.10(c)       Defects
  8.11          Leased Real Property
  8.12          Affiliates
  8.13          Litigation
  8.14          Labor Relations
  8.16          Contracts
  8.17          Title to Properties; Encumbrances
  8.18          Intellectual Property Intangibles
  8.19          Employee Benefit Plans
  8.21          Consents and Approvals (Seller)
  8.22          Customers and Suppliers
  8.23          Warranties
  8.24          Bank Accounts
  8.26          Environmental Protection
  8.28(a)       Tax Matters
  9.6           Consents and Approvals (Purchaser)
  11.12         Non-competition Agreement
  11.18         Lease
  19.3(b)       Shareholder Guaranties of Assumed Liabilities
  21.12         Exceptions to Waiver

                            ASSET PURCHASE AGREEMENT


  THE REYNOLDS AND REYNOLDS COMPANY ("PURCHASER"), LAW PRINTING COMPANY, INC. (the "SELLER"), C. VINCENT SISILLI ("V. SISILLI") and PATRICIA L. SISILLI ("P. SISILLI"), (V. Sisilli and P. Sisilli shall be sometimes referred to individually as a "SHAREHOLDER" and collectively as the "SHAREHOLDERS") agree as follows:


                                   RECITALS:

  Seller is a producer of pre-printed forms (the "BUSINESS").

  Shareholders are the owners of all of the issued and outstanding capital stock of Seller.

  The parties intend that this Agreement constitute a plan of reorganization and that the transfer by Seller of substantially all of its assets and certain of its liabilities qualify for Federal income tax purposes as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "CODE").

  A portion of the Purchaser's Shares (as defined in Section 5.1) will be placed in escrow by Seller to be maintained by a party to be agreed to by the parties (the "ESCROW AGENT") and will be subject to possible return to Purchaser under conditions specified in an escrow agreement in the form of the attached Schedule 1 (the "ESCROW AGREEMENT") and in this agreement (the "AGREEMENT") as a mechanism to secure the performance by Seller and Shareholders of their obligations to Purchaser under this Agreement.

  The parties intend that notwithstanding such escrow arrangement, immediately after the Closing Time (as defined in Section 14.1), Seller (and subsequent to Seller's distribution of Purchaser's Shares [including its interest in the escrowed Purchaser's Shares] to its Shareholders as contemplated in this Agreement, the Shareholders) shall be considered the beneficial owner of the escrowed Purchaser's Shares for Federal income tax purposes so that the Purchaser's Shares will be treated as received by Seller at that time for Federal income tax purposes.

  The parties intend that by virtue of utilizing such escrow arrangement, no interest income will be imputed under Section 483 (or any other provision) of the Code to Seller or Shareholders upon receipt of the Purchaser's Shares out of escrow.

1. PURCHASE AND SALE OF ASSETS. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase and Seller agrees to sell at the Closing Time, all of the rights and assets of Seller used in the Business, except for the Excluded Assets (as defined in Section 2), as such rights and assets may change in the ordinary course through the Closing Time, and including without limitation, the following:

  1.1 INVENTORY. All raw materials, work-in-progress, finished goods, samples and supplies (collectively, the "INVENTORY") and rights with respect to any rebates or similar payments with respect to purchases of Inventory.

  1.2 PERSONAL PROPERTY. All furniture, fixtures, machinery, equipment, vehicles and other personal property, and all related warranties (collectively, the "PERSONAL PROPERTY").

  1.3 CONTRACTS. All contracts, agreements, leases, purchase orders, sale orders or commitments (individually, a "CONTRACT" and collectively, the "CONTRACTS").

  1.4 BOOKS AND RECORDS, ETC. All books, records, accounts, customer lists, files, catalogues, sales materials, employment records and related materials, but excluding all of Seller's corporate minute books, stock records and other documents which are not reasonably of use to Purchaser in the conduct of the Business (collectively, the "BOOKS AND RECORDS").

  1.5 LICENSES AND PERMITS. To the extent permitted under applicable law or regulation, all licenses, permits, certificates and governmental authorizations of Seller.

  1.6 RECEIVABLES. All accounts, notes or other receivables (collectively, the "RECEIVABLES").

  1.7 INTELLECTUAL PROPERTY. All Intellectual Property Intangibles (as defined in Section 8.18) including, without limitation, the "Law Printing Company" name, and all goodwill associated with the Intellectual Property Intangibles.

  1.8 OTHER ASSETS. All other assets (except the Excluded Assets), wherever located, tangible or intangible, including cash, cash equivalents and securities, prepaid property tax, causes of action and claims and demands.

  All of the foregoing items are collectively referred to herein as the "ACQUIRED ASSETS".

2. EXCLUDED ASSETS. Purchaser shall not acquire any right or interest of Seller in the following assets:

  2.1 CERTAIN PERSONAL PROPERTY. The personal property located in V. Sisilli's office (all of which is identified on Exhibit 2.1).

  2.2  SAVINGS ACCOUNT.   Any cash in Seller's savings account maintained with
Union Bank.

  2.3 CERTAIN PREPAID EXPENSES. Prepaid Franchise tax, prepaid Federal income tax and prepaid insurance.

  2.4 LEASE. Seller's real property lease with respect to the Oxnard facility and any related deposits.

  2.5  THIS AGREEMENT AND RELATED AGREEMENTS.   This Agreement and any
agreement entered into in connection with this Agreement or the transactions contemplated hereby.

  2.6 CERTAIN BOOKS AND RECORDS. Seller's corporate minute books, stock records and other documents which are not reasonably of use to Purchaser in the conduct of the Business.

  2.7 CERTAIN THIRD PARTY OBLIGATIONS AND CLAIMS OR CAUSES OF ACTION. Amounts owed to Seller (except as provided in Section 1.6 and prepaid property tax) or claims or causes of action of Seller against third parties; provided in each case that such amounts, claims or causes of action are attributable to an Excluded Asset (as defined in this Section) or Excluded Liability (as defined in Section 4).

  2.8  CERTAIN CONTRACTS.  Those contracts identified on Exhibit 2.8.

  All of the foregoing items are collectively referred to herein as the "EXCLUDED ASSETS".

  If, after the Closing Time, Purchaser receives any Excluded Asset, Purchaser shall promptly deliver the same to Seller and the Shareholders. If, after the Closing Time, Seller or the Shareholders receive any Acquired Asset, Seller or the Shareholders shall promptly deliver the same to Purchaser.

3. ASSUMED LIABILITIES.

  3.1 TYPES OF LIABILITIES ASSUMED. Subject to the terms and conditions of this Agreement, as of the Closing Time, Purchaser shall, without any further responsibility or liability of or recourse to Seller or the Shareholders (provided that the foregoing shall not limit any remedy of Purchaser for a breach by Seller or Shareholders of any of their respective representations, warranties, covenants or agreements in this Agreement or in any agreement or certificate delivered by Seller or the Shareholders in connection with this Agreement or any of the transactions contemplated hereby) assume responsibility for the performance and satisfaction of the following liabilities of Seller as of the Closing Time:

   (a) the executory obligations of Seller under the Contracts, excluding any obligations or liabilities arising from any breach or default thereunder by Seller;

   (b) those liabilities of Seller identified in Seller's unaudited balance sheet as of November 30, 1993 (the "11/30/93 BALANCE SHEET"), a copy of which is attached as Exhibit 3.2, as such liabilities may change in the ordinary course of business through the Closing Time, except for (i) the "notes payable
- - officer", (ii) the "notes payable - Union Bank" and (iii) those liabilities which are identified in Section 4;

   (c)   those liabilities to be assumed by Purchaser pursuant to Section 15.3;
and

   (d) the following obligations of Seller with respect to the Distributor Agreements (as defined in Section 8.16):

       (i) any obligation to pay commissions, rebates, incentives, or other amounts with respect to the period after the Closing Time;

       (ii)  any obligation to repurchase inventory; and

       (iii) any liability arising out of or in connection with termination of the Distributor Agreements pursuant to Section 10.11.

  All of the foregoing items are collectively referred to herein as the "ASSUMED LIABILITIES".

  3.2  SATISFACTION OF PURCHASER'S OBLIGATIONS WITH RESPECT TO CERTAIN ASSUMED
LIABILITIES.   Notwithstanding anything to the contrary in this Agreement or otherwise, it is the intention of the parties that with respect to each of those Assumed Liabilities identified in this Section 3.2, Seller shall retain the actual obligation to the payee and Purchaser shall assume only the obligation to pay the amount of the Assumed Liability to Seller. Seller shall either (a) notify Purchaser prior to the due date of any such Assumed Liability and Purchaser shall pay the amount assumed to Seller promptly upon receipt of Seller's demand, or (b) pay the Assumed Liability and request reimbursement from Purchaser in writing (which shall promptly be paid by Purchaser). The following Assumed Liabilities shall be subject to this Section 3.2: (a) payroll taxes payable, (b) sales tax payable, (c) accrued payroll and vacation, (d) property taxes payable, (e) accounts payable, and (f) those liabilities described in Sections 3.1(c) and 3.1(d).

4. EXCLUDED LIABILITIES. Except as set forth in Section 3 of this Agreement, Purchaser shall not assume or become liable for any liabilities of Seller of any kind or character, whether currently existing or arising after the date of this Agreement, including without limitation the following:

  4.1 UNDISCLOSED LIABILITIES. Any liabilities or obligations of Seller not reflected in the 11/30/93 Balance Sheet, whether known or unknown, absolute, contingent or otherwise, except for the executory obligations described in
Section 3.1(a) and those liabilities described in Sections 3.1(c) and 3.1(d), and including, without limitation, any liability related to or arising out of any Environmental Law (as defined in Section 8.26).

  4.2 DEFAULTS. Any obligation or liability arising from or relating to any breach or default by Seller under any Contract.

  4.3 PRODUCT LIABILITIES. Any liability or obligation arising out of or related to any product produced by or service rendered by Seller prior to the Closing Time (including without limitation claims for breach of warranty or products liability).

  4.4 AFFILIATE PAYABLES. Any liabilities of Seller required to be disclosed on Exhibit 8.12 pursuant to Section 8.12(b).

  4.5  TAX LIABILITIES.   Any liabilities or obligations arising out of or
related to local, state, federal or foreign taxes or assessments, except those tax liabilities assumed by Purchaser pursuant to Sections 3.1(b) and 5.4.

  4.6 EMPLOYEE-RELATED LIABILITIES. Except as provided in Sections 3.1(b) and 3.1(c), any liabilities or obligations arising out of or related to employees or former employees (and their dependents) of Seller, including without limitation liabilities or obligations for unpaid wages, salaries, benefits, vacation pay, sick pay, or holiday pay, withholding, unemployment or workers compensation taxes, and contributions to any employee benefit plan or arrangement or obligations under any self-funded employee benefit plan or arrangement.

  4.7 TRANSACTION EXPENSES. Any expenses incurred by Seller or Shareholders in connection with the authorization, preparation, negotiation and consummation of this Agreement, including without limitation, fees and expenses of counsel, brokers and accountants.

  4.8  OTHER LIABILITIES.  Those liabilities identified in Exhibit 4.8.

  All of the foregoing items are collectively referred to as the "EXCLUDED LIABILITIES".

5. CONSIDERATION AND DELIVERY.

  5.1 CONSIDERATION. The consideration for the Acquired Assets, in addition to the assumption of the Assumed Liabilities by Purchaser, and subject to adjustment pursuant to Section 5.3, shall be the number of Purchaser's class A common shares, $0.625 par value (the "PURCHASER'S SHARES"), determined by dividing (a)

$13,074,783, by (b) the Base Price (as defined in this Section), rounded up to the next whole number. "BASE PRICE" means the average closing price for the Purchaser's Shares on the New York Stock Exchange for the thirty (30) trading days immediately preceding the fifth (5th) trading day prior to the Closing.

  5.2  DELIVERY OF PURCHASER'S SHARES TO SELLER AND ESCROW AGENT.

   (a) At the Closing Time, Purchaser shall deliver to Seller certificates for that number of Purchaser's Shares determined by dividing (i) $12,074,783, by (ii) the Base Price and rounded up to the next whole share. At the Closing Time, Purchaser shall deliver to Escrow Agent certificates representing the balance of the Purchaser's Shares issuable under Section 5.1 (the "ESCROW SHARES") to be held in the Escrow Funds (as defined in the Escrow Agreement) in accordance with the Escrow Agreement.

   (b) The Escrow Shares shall serve as collateral security for the satisfaction by the Seller and Shareholders of their obligations under this Agreement (including the payment of a Purchaser's Shares Adjustment Claim as defined in Section 5.3). Seller authorizes Purchaser to deliver to the Escrow Agent certificates representing the Escrow Shares. Seller shall deliver to Escrow Agent stock powers endorsed in blank by Seller and such further documentation as shall be required by the Escrow Agent to effect, if necessary, the transfer of all or a portion of the Escrow Shares to Purchaser in satisfaction of an Indemnification Claim or a Purchaser's Shares Adjustment Claim.

   (c) The specific terms and conditions of the Escrow Agreement and related provisions of this Agreement have been expressly negotiated with Seller and the Shareholders so as to satisfy, to the extent possible, the specific requirements of the relevant case law as well as Section 3.06 of the IRS Revenue Procedure 77-37, as such revenue procedure has been subsequently amplified and interpreted by the IRS ("REV. PROC. 77- 37"), which establishes the circumstances under which the IRS will issue advance private letter rulings on escrow as well in transactions which are intended to qualify as "reorganizations" under Section 368(a) of the Code. Accordingly, the parties agree that, pursuant to the terms and conditions of this Agreement and the Escrow Agreement, and, if not otherwise provided therein, the parties agree here that: (i) there is a valid business reason for establishing the escrow arrangement; (ii) all the Escrow Shares will be issued to and registered in the Seller's name on the Closing Date and will be legally outstanding under Ohio law after the Closing; (iii) all dividends paid on the Escrow Shares will be distributed currently to the Seller; (iv) all voting rights of the Escrow Shares will be exercisable by or on behalf of the Seller (or its authorized agent); (v) none of the Escrow Shares will be subject to restrictions requiring their return to Purchaser because of death, failure to continue employment or similar restrictions; (vi) the Escrow Shares will be released from the escrow arrangement within five years from the Closing Date (except when there is a bona fide dispute as to whom the Escrow Shares should be released); (vii) at least 50% of the number of Purchaser's Shares issued to Seller are not subject to the escrow arrangements;
(viii) the return of the Escrow Shares will not be triggered by an event, the occurrence or nonoccurrence of which is within the control of Seller or the Shareholders; (ix) the return of Escrow Shares will not be triggered by the payment of additional tax or reduction of tax paid as a result of an IRS audit of Seller or the Shareholders with respect to the transactions described in this Agreement; and (x) the mechanism pursuant to this Agreement and the Escrow Agreement for the calculation of the number of the Escrow Shares that may have to be returned to Purchaser in satisfaction of a Claim (as defined in the Escrow Agreement) is objective and readily ascertainable. Further, the parties intend that by virtue of utilizing such an escrow arrangement, no interest income will be imputed under Section 483 (or any other provision) of the Code to Seller upon receipt of the Escrow Shares out of such escrow. For purposes of this Section 5.2(c), all references to Seller shall mean the Shareholders after the Seller distributes the Purchaser's Shares (including its interest in the Escrow Shares) to its Shareholders as contemplated in this Agreement.

  5.3 ADJUSTMENT. The Purchaser's Shares issuable under Section 5.1 shall be adjusted as follows:

   (a) Purchaser shall deliver to Seller and Shareholders, not later than sixty (60) days after the Closing Time, a balance sheet (the "OPENING BALANCE SHEET") for the Acquired Assets and Assumed Liabilities as of the opening of business on the next day immediately following the Closing Time. The Opening Balance Sheet shall be accompanied by Purchaser's determination of the amount of any adjustment required pursuant to Section 5.3(b). Seller and Shareholders shall have fifteen (15) business days from receipt of the Opening Balance Sheet and adjustment determination to object to either by written notice to Purchaser. If Purchaser does not receive notice of an objection within such time, the Opening Balance Sheet and adjustment determination prepared by Purchaser shall be final and binding on the parties. If Seller and Shareholders timely notify Purchaser of an objection, the parties shall have thirty (30) days from the date of Seller's notice to resolve the objection. If the parties do not resolve the objection within such time, the certified public accounting firm of Arthur Andersen (the "INDEPENDENT AUDITORS"), shall resolve the objection within thirty (30) days after expiration of such 30-day period and such resolution shall be final and binding on the parties. In the event the Independent Auditors resolve all objections in the manner proposed by either Purchaser or Seller and the Shareholders, the fees and expenses of Independent Auditors shall be paid solely by the other. In all other events, Seller and the Shareholders and

Purchaser shall each bear fifty percent (50%) of such fees and expenses.

   (b) "ACQUIRED NBV" shall mean the difference of the Acquired Assets less the Assumed Liabilities as shown on the Opening Balance Sheet. If the Acquired NBV is less than such amount as the parties shall mutually agree prior to the Closing Time (the "MINIMUM NET WORTH"), the number of Purchaser's Shares issuable pursuant to Section 5.1 shall be reduced (if the Acquired NBV is equal to or greater than the Minimum Net Worth, no adjustment shall be made). The amount of the reduction shall be determined by dividing (i) the difference of
(A) the Minimum Net Worth, less (B) the Acquired NBV, by (ii) the Base Price, and rounding down to the next whole number.

   (c) If, upon final determination (whether by Seller's and Shareholder's failure to object, agreement of the parties or determination by the Independent Auditors) there is an adjustment required by Section 5.3(b), Purchaser and Seller and the Shareholders shall promptly thereafter make a joint claim pursuant to the Escrow Agreement (a "PURCHASER'S SHARES ADJUSTMENT CLAIM"). If the balance of the Purchaser's Shares Adjustment Claim Escrow Fund (as defined in the Escrow Agreement) is insufficient to satisfy any Purchaser's Shares Adjustment Claim, Seller and the Shareholders shall remain jointly and severally liable for the deficiency and shall promptly pay the deficiency by transferring back to Purchaser that number of Purchaser's Shares equal to the deficiency divided by the Base Price and rounded down to the next whole number.

  5.4 TRANSFER TAXES. Purchaser shall bear all sales and other transfer taxes, recording fees and similar fees or charges (including penalties and interest unless attributable to Seller's failure to timely file the applicable returns and pay the tax shown on such return) attributable to, arising out of, or resulting from the sale of the Acquired Assets. The parties agree that for purposes of paying sales tax, the tangible Acquired Assets shall be allocated a value equal to their value on the Opening Balance Sheet. Seller will assign to Purchaser any right to refund associated with the amounts paid by Purchaser pursuant to this Section. Seller will timely file all applicable returns related to the Taxes described in this Section (provided Seller shall first allow Purchaser reasonable time to review such returns prior to filing).

6. PURCHASER'S SHARES.

  6.1 ISSUANCE. The Purchaser's Shares to be issued pursuant to Section 5.1 may be newly issued or treasury shares, at Purchaser's election, provided that Purchaser will comply with the following provisions of this Section 6. In any event, Purchaser represents and warrants that all of the Purchaser's Shares so issued will be duly and validly authorized and issued, fully paid and nonassessable and, not later than 15 days after the Closing Time, covered by an effective listing application with the New York Stock Exchange ("NYSE").

  6.2 EXEMPTIONS. Seller acknowledges that the parties intend that the issuance of Purchaser's Shares pursuant to Section 5.1 and the distribution of the Purchaser's Shares so issued to the Shareholders upon dissolution of Seller as contemplated by this Agreement qualify as exempt transactions under (a)
Section 4(2) of the Securities Act of 1933, as amended (the "ACT"), and (b) applicable state securities laws (collectively, the "EXEMPTIONS"). All certificates for the Purchaser's Shares issued pursuant to Section 5.1 shall bear the legends restricting the sale, transfer or disposition of the Purchaser's Shares necessary to assure compliance with the Exemptions. Such restrictions shall be removed as soon as the listing application with the NYSE and the registration statement described in Section 6.3 become effective.

  6.3  SECURITIES FILINGS.  Purchaser shall, at its expense, and within ten
(10) business days following the Closing Time, prepare and file with the Securities and Exchange Commission a registration statement and any amendments (including post-effective amendments thereto or supplements to any prospectus contained therein), relating to the resale of the Purchaser's Shares issued pursuant to Section 5.1. Within such period, Purchaser shall also make such filings with each "Blue Sky" or other administrative agency of any state of the United States as required to permit Seller to sell or otherwise dispose of the Purchaser's Shares in those states. Purchaser will use its best efforts to cause such registration statement and prospectus and state filings to become and remain effective for a period of not less than three (3) years from the Closing Time.

  6.4 COOPERATION. Seller and Shareholders will cooperate with Purchaser and provide such information in connection with any registration statement, report of sale or other document reasonably required by Purchaser in the performance of its obligations under Section 5.1 and this Section 6.

7. INDIVIDUAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Each of the Shareholders severally represents and warrants with respect to himself/herself as follows:

  7.1 POWER AND CAPACITY. Shareholder has the power and authority to execute and consummate this Agreement. This Agreement and each other agreement contemplated hereby which is executed by Shareholder constitute the valid and legally binding obligations of Shareholder, enforceable in accordance with their terms, except that enforceability may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors rights generally.

  7.2 NO CONFLICT WITH OTHER AGREEMENTS OR LAWS. The execution and consummation by Shareholder of this Agreement and each other agreement contemplated hereby which is executed by Shareholder will not (a) violate the terms of any agreement, instrument, judgment or decree to which Shareholder is a party or by which Shareholder or any of Shareholder's properties is bound,
(b) be in conflict with, or result in a breach of or constitute (with giving of notice or lapse of time or both) a default under any such agreement, instrument, judgment or decree, or (c) violate any applicable federal, state, local or foreign law, regulation or order.

8. REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS. Seller and the Shareholders jointly and severally represent and warrant to Purchaser as follows:

  8.1 CORPORATE ACTION. This Agreement has been duly approved by the board of directors and shareholders of Seller. Seller has taken all other action required by its Articles of Incorporation and Bylaws or otherwise to authorize the execution and consummation of this Agreement and the other transactions of Seller contemplated by this Agreement. This Agreement and each other agreement contemplated hereby which is executed by Seller will constitute the valid and legally binding obligations of Seller, enforceable in accordance with their terms, except that enforceability may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors rights generally.

  8.2 NO CONFLICT WITH OTHER AGREEMENTS OR LAWS. The execution and consummation by Seller and Shareholders of this Agreement and each other agreement contemplated hereby will not (except as to instruments or agreements for which third-party consents may be required, and, as to which, Seller and Purchaser have elected not to seek such consents), (a) violate the terms of Seller's Articles of Incorporation or Bylaws or any instrument, agreement, judgment or decree to which Seller is a party, or by which Seller or any of its properties is bound, (b) be in conflict with, result in a breach of or constitute (with giving of notice or lapse of time or both) a default under any such instrument, agreement, judgment or decree, (c) result in the creation or imposition of any lien upon Seller or its properties or assets, or (d) violate any applicable federal, state, local or foreign law, regulation or order, if the result of such violation, conflict, breach, default or lien would have a material adverse affect on Seller or the Business.

  8.3 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller has full power and authority to carry on its business as it is now being conducted, to own and lease the properties and assets which it now owns or leases and to consummate this Agreement and each other transaction of Seller contemplated by this Agreement. Seller is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the ownership of its property or the conduct of its business requires it to be so qualified as a foreign corporation, except for jurisdictions in which such failure to be so qualified or in good standing would not in the aggregate have a material adverse effect on Seller. Those jurisdictions in which Seller is licensed to transact business are identified in Exhibit 8.3. Except for marketable securities and instruments issued by financial institutions, Seller does not own any securities of or investment or interest in any other entity or person. Complete and correct copies of Seller's Articles of Incorporation and Bylaws (including all amendments to either to date) are attached in Exhibit 8.3.

  8.4 SUBSIDIARIES. Seller has no subsidiaries. Seller does not control, and is not controlled by or under common control with any person, firm, corporation, partnership, association or entity, and Seller is not a partner or participant in any partnership or joint venture or other arrangement of any kind other than as described in Exhibit 8.4. Seller is controlled by V. Sisilli.

  8.5  FINANCIAL STATEMENTS AND TAXES.

   (a) Attached as Exhibit 8.5(a) hereto are copies of (i) the 11/30/93 Balance Sheet and an unaudited profit and loss statement for Seller from December 1, 1992 to the close of business on November 30, 1993 (the 11/30/93 Balance Sheet and the profit and loss statement for such period shall be referred to herein as the "11/30/93 FINANCIAL STATEMENTS"), and (ii) Seller's annual financial statements as of November 30, 1992 and November 30, 1991 (such financial statements shall be referred to herein as the "ANNUAL FINANCIAL STATEMENTS"; the 11/30/93 Financial Statements and the Annual Financial Statements shall be collectively referred to as the "FINANCIAL STATEMENTS"). The Financial Statements (i) are true and correct in all material respects,
(ii) have been prepared on a consistent basis, (iii) fairly present the financial condition of Seller as of the respective dates thereof and the results of operation of Seller for such periods, and (iv) to Seller's and the Shareholders' knowledge, disclose all material liabilities of Seller, whether absolute, contingent, accrued, or otherwise. Except as disclosed in Exhibit 8.5(a), the Financial Statements do not contain any items of nonrecurring income or loss or other income or loss not earned or incurred in the ordinary course of business.

   (b) Except as disclosed in Exhibit 8.5(b) hereto and except for (i) the liabilities of Seller disclosed or reserved against in the 11/30/93 Balance Sheet, and (ii) current liabilities incurred in the ordinary course of business since November 30, 1993, to Seller's and Shareholders' knowledge, Seller has no material liability or obligation, whether accrued, absolute, contingent or otherwise.

   (c) Except as disclosed in Exhibit 8.5(c) hereto, no default exists as to any of the material (either individually or in the aggregate) liabilities of Seller.

  8.6 RECEIVABLES. (a) Except as set forth on Exhibit 8.6 hereto, all of the Receivables reflected on the 11/30/93 Balance Sheet (as the same will change in the ordinary course of business through the Closing Time) have been (and will have been) generated in the ordinary course of business and represent (and will
represent) valid debts due and owing to Seller.   Except as set forth in
Exhibit 8.6, to Seller's or the Shareholders' knowledge, no Receivable is subject to any counterclaim or any right of setoff. Seller and Shareholders have made available to Purchaser at Seller's offices a detailed aging of the Receivables.

   (b) Except as set forth on Exhibit 8.6 and except for Receivables from any distributors of Seller with whom Purchaser declines to do business after the Closing, all of the Receivables as of the Closing Time will be collected on or before July 1, 1994 in the aggregate recorded amounts thereof.

  8.7 INSURANCE. Except as set forth in Exhibit 8.7, there are no outstanding requirements or recommendations by any current insurer or underwriter with respect to the Acquired Assets or otherwise which requires or recommends changes in the conduct of the Business, or requires any repairs or other work to be done with respect to any of the Acquired Assets.

  8.8  ABSENCE OF CHANGES.  Since April 30, 1993 and except as disclosed on
Exhibit 8.8 hereto and except for the transactions contemplated by this Agreement, Seller has not:

   (a) engaged in any activity other than in the ordinary course (as to both type and amount), including without limitation, the sale, transfer or conveyance of any assets, entering into any Contract or the making of or committing to make any capital expenditures in an aggregate amount greater than $5,000;

   (b) suffered any material adverse change in (i) the Business or (ii) the Acquired Assets, Assumed Liabilities, or Seller's financial condition, and, to Seller's and the Shareholders' knowledge, no fact or condition exists, or has been threatened, which is reasonably likely to cause such a change in the future;

   (c) incurred any material lien, encumbrance or claim upon any of the Acquired Assets, except for any lien with respect to taxes not yet due and payable;

   (d) discharged or reduced any material lien or encumbrance other than as required by its terms, paid any material liability other than current liabilities incurred in the ordinary course of business and paid in accordance with their terms, or delayed payment of any material account payable or other material liability of the Business beyond its due date;

   (e)    incurred any default in any material liability (accrued or otherwise);

   (f) made any change materially adverse to it in the terms of any agreement or instrument to which it is a party;

   (g) declared or made any distribution or other payment to its security holders, or issued any additional securities or redeemed, purchased or otherwise acquired any of its securities, or made any change in its capital structure;

   (h) paid any bonus to or granted any increase in the rates of pay or any increase in the pension, retirement or other benefits of its directors, officers or other employees, other than normal cost-of-living and merit salary increases made in accordance with regular company policies;

   (i)   introduced any new method of accounting;

   (j) incurred or agreed to incur any material indebtedness or entered into any material (alone or in the aggregate) capitalized leases.

  8.9 INVENTORY. The inventory of Seller is, in the aggregate, of a quality and quantity usable and saleable in the ordinary course of business. Such inventory has been acquired only in bona fide transactions entered into in the ordinary course of business.

  8.10 PERSONAL PROPERTY.

   (a) Seller has made available to Purchaser at Seller's offices a true and correct list which generally describes the Personal Property.

   (b) Seller has made available to Purchaser at Seller's offices a true and correct list of all items of furniture, fixtures, vehicles, machinery, equipment or other personal property leased by Seller pursuant to an operating lease.

   (c) Except as identified in Exhibit 8.10(c) and except for normal wear and tear, each item of property required to be identified in Exhibit 8.10(a) or
Exhibit 8.10(b) is in good condition and repair.

  8.11 REAL PROPERTY. Exhibit 8.11 hereto sets forth a true and correct list of all real property leased or used by Seller. Seller does not own any real property.

  8.12 AFFILIATES.

   (a) Except as set forth in Exhibit 8.12, none of the Shareholders, nor any subsidiary or affiliate (as defined in Exhibit 8.12; an "AFFILIATE") of any Shareholder owns, of record, or beneficially, any outstanding voting securities or other equity interests, or any other securities exchangeable, convertible or exercisable for or into, whether or not for any additional consideration, any voting securities or other equity interests, in any corporation, partnership, joint venture or other entity (except the Seller) which is involved in or related to the Business, except for securities or interests which do not represent more than five percent (5%) of the voting power of any such corporation, partnership, joint venture or other entity.

   (b) Except as set forth in Exhibit 8.12, Seller is not indebted to any current or former shareholder, Affiliate of any shareholder, or to any director, officer, employee or agent of the Seller except for amounts due as normal salaries, wages, benefits or reimbursement of ordinary current business expenses, and no current or former shareholder, Affiliate of any shareholder or director, officer, employee or agent of Seller is indebted to Seller except for ordinary business expense advances.

  8.13 LITIGATION; COMPLIANCE WITH LAWS, ETC. Except as set forth in Exhibit 8.13, there is no action, claim or investigation pending, or, to the Seller's or Shareholders' knowledge, threatened, against Seller, nor is there any judgment of any court, governmental agency, instrumentality, or arbitration outstanding against Seller. Seller has not received any notice of any violation of any law, regulation or ordinance applicable to the Seller, its properties or assets (whether owned or leased) or the Business. Except as set forth in Exhibit 8.13, the Seller and the Acquired Assets have complied in all respects with all applicable laws, regulations, covenants, restrictions and ordinances (including, without limitation, Environmental Laws, laws relating to occupational health and safety, zoning and land use regulations and restrictions and the terms and conditions of those licenses, permits, approvals and authorizations which are required to be identified on Exhibit 8.15), except where the consequences of the failure to comply would not, alone or in the aggregate, have a material adverse effect on Seller or the Acquired Assets or Assumed Liabilities.

  8.14 LABOR RELATIONS.  Except as set forth in Exhibit 8.14:

   (a) no labor union represents or purports to represent any employees of Seller, and during the past three (3) years, Seller has not been the subject of any union organizational activity or labor dispute;

   (b) there are no material controversies pending between Seller and any of its employees, nor, to the Seller's or Shareholders' knowledge, are any such material controversies threatened;

   (c) Seller has complied with all laws and regulations relating to employment, including any provisions thereof relating to wages, hours, collective bargaining, discrimination in employment and the payment of social security, withholding and similar taxes, except where the failure to comply would likely not have a material adverse effect on Seller;

   (d) Seller is not liable for any arrears of wages or taxes or any penalties for failure to comply with any of the foregoing;

   (e) Seller is not a party to any express oral or written agreement with any of its employees regarding the length or conditions of employment, except that Seller understands that all of its employees are employed subject to termination at will pursuant to its policies and practices, and to Seller's and the Shareholders' knowledge, there are no implied-in-fact agreements inconsistent with the foregoing;

   (f) Seller has no policy or past practice and is not a party to any agreement relating to payment of any severance upon termination of employment; and

   (g) except for (i) payment of accrued and unpaid wages and salaries, (ii) payment of wages and benefits as may be required under the Workers' Adjustment and Retraining Notification Act (the "WARN ACT"), (iii) those benefits required under COBRA, and (iv) payment of accrued but unused vacation, no employees of Seller will be entitled to payment of any severance, holiday pay, sick pay or vacation pay and no employees will be entitled to any medical insurance, life insurance or other fringe benefit upon termination of employment as contemplated by Section 15.

  8.15 LICENSES AND PERMITS. Seller holds all licenses and permits from all appropriate federal, state, foreign and other public authorities, necessary for the conduct of Seller's business except where the failure to hold any such license or permit would not have a material adverse effect on Seller, the Acquired Assets or the Assumed Liabilities or the conduct of the Business.

  8.16 CONTRACTS. Except for the Contracts identified in Exhibits 2.8 and 8.16 and the Employee Benefit Plans identified in Exhibit 8.19, the Seller is not a party or subject to any contracts, commitments, agreements, leases, purchase orders, sales orders or licenses of any of the following types, whether written or oral:

   (a) contracts or commitments entered into other than in the ordinary course of business;

   (b) employment contracts or arrangements with any officer, consultant, director, or employee;

   (c) plans or contracts or other arrangements providing for insurance for any employee or former employee or members of their families;

   (d) plans, contracts or other arrangements providing for bonuses, pensions, options, deferred compensation, retirement payments, profit- sharing or other benefits for employees or former employees, including without limitation bonuses or other amounts payable upon a sale of substantially all the assets of Seller;

   (e) leases of real or personal property (whether Seller is lessor or lessee);

   (f) sales agency, manufacturers representation, broker, distribution or similar contracts;

   (g) instruments or arrangements evidencing or related to indebtedness or money loaned or to be loaned, whether directly or indirectly, by way of purchase money obligation, guaranty, conditional sale, lease-purchase, or otherwise;

   (h) joint venture contracts or arrangements or any other agreements involving a sharing of profits;

   (i)   license agreements;

   (j)   policies of insurance;

   (k) contracts relating to software or system research and/or development by any other party;

   (l) voting, repurchase, buy-sell, shareholders, redemption, option, stock appreciation right, warrant or other agreement regarding the transfer, voting or issuance of any capital stock, ownership interest or other security of Seller;

   (m) any customer agreements or other agreements for sale or management of business forms or related services, except agreements entered into in the ordinary course of business;

   (n) agreements for the purchase of products or services except agreements and purchase orders entered into in the ordinary course of business;

   (o)   agreements or undertakings to indemnify any person or entity; or

   (p)   powers of attorney.

Except as set forth in Exhibit 8.16, all Contracts are in full force and effect and are valid and binding obligations enforceable against the parties thereto, except as may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally. Correct and complete copies of all Contracts have been delivered or made available to Purchaser. Except as set forth in Exhibit 8.16, Seller is not in material breach under and no condition exists with respect to Seller which, with notice or the passage of time, or both, would constitute a material breach by Seller under any of the Contracts. None of the distributor agreements identified in Exhibit 2.8 (those agreements described in item 2 of Exhibit 2.8 are referred to herein as the "DISTRIBUTOR AGREEMENTS") have been modified by any oral modification, written modification not provided to Purchaser, custom, or trade usage. Seller is not subject to any agreement requiring it to obtain all or substantially all of its supply of any goods or services from another person.

  8.17 TITLE TO PROPERTIES; ENCUMBRANCES. Seller has good and marketable title to all of the Acquired Assets, free and clear of any liens or encumbrances except (a) those items disclosed on Exhibit 8.17; (b) liens for current personal and real property taxes assessed but not yet due and payable; and (c) such minor liens or other encumbrances or imperfections of title as do not materially detract from the value of or interfere with the use of such properties and assets. Those items described in clauses (a), (b) and (c) of the preceding sentence (except for the security interests in favor of Union
Bank) are referred to herein as the "PERMITTED ENCUMBRANCES".

  8.18 INTELLECTUAL PROPERTY INTANGIBLES.

   (a) The following items are described more fully in Exhibit 8.18 and true and correct copies of documents reflecting such items have been provided or made available to Purchaser:

     (i) All United States, common law and foreign patents, trademarks, trade names, service marks and copyrights (including without limitation, applications, registrations, and, if applicable, goodwill for all of the foregoing), mask works, trade secrets, disclosures, know- how, formulations, trade dress, designs, drawings, logos, technology, mailing lists, inventions, uses of ideas, software rights, confidential information, industrial and commercial property, whether any of the foregoing is owned, licensed or held for use, all without geographical limitation and including, without limitation, any of the foregoing which are owned by, or registered in the name of, a Shareholder and the right to infringement and other claims related thereto and used in or relating to the Business (collectively, the "INTELLECTUAL PROPERTY INTANGIBLES");

        (ii) Agreements to which Seller is a party relating to Intellectual Property Intangibles; and

        (iii) All registered, assumed or fictitious names under which Seller is conducting business.

   (b)   Seller and Shareholders further warrant and represent as follows:

        (i) All Intellectual Property Intangibles are to the extent applicable in good standing and, to Seller's and Shareholders' knowledge, without any challenge.

        (ii) The Intellectual Property Intangibles have been in continuous use since the date of their adoption and first use as shown in Exhibit 8.18.

        (iii) All copyrights described in Exhibit 8.18 are original works of authorship of Seller or Seller has acquired all rights thereto.

        (iv) Any trademarks, service marks or trade names which have been obtained through transfer or assignment include the associated goodwill.

        (v) Seller and Shareholders have no knowledge of any infringement or unlawful use of any of the Intellectual Property Intangibles or any use of the same or similar item so as to create a likelihood of confusion.

        (vi) To Seller's and Shareholders' knowledge, no infringement of any Intellectual Property Intangibles has occurred or results from operation of the Business.

        (vii) Except as set forth in Exhibit 8.18, Seller and Shareholders have not received notice of, or have knowledge of any basis for, a claim against the Seller that the Business infringes any intellectual property rights of others.

        (viii) No proceedings or claims are pending or, to Seller's or Shareholders' knowledge, threatened, with respect to the validity or ownership of the Intellectual Property Intangibles.

  8.19 EMPLOYEE BENEFIT PLANS.

   (a) Except for the medical and dental plans identified in Exhibit 8.19 and referred to herein as the "EMPLOYEE PLANS", no material plans, policies, arrangements or contracts, whether written or oral, including, without limitation, employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), are in effect at the date hereof providing or relating to any retirement, profit sharing, stock bonus, stock option,incentive compensation, deferred compensation, fringe benefit or welfare benefit to or on behalf of employees or former employees of Seller. Seller has provided Purchaser with summary plan or other descriptions of the Employee Plans, and will, prior to the Closing, make available to Purchaser, upon request, copies of the Employee Plans and any related documents, including, without limitation, agreements with third-party service providers. Each summary plan description, Employee Plan or other document provided or made available pursuant to the preceding sentence is correct and complete in all material respects.

   (b) Except as disclosed in Exhibit 8.19: (i) each of the Employee Plans is and has been at all times in compliance with ERISA and all other applicable laws, except for violations thereof which would not in the aggregate give rise to a material obligation to pay money; (ii) no claims are pending against Seller in respect of an Employee Plan except for payment of benefits in the normal course of business, and no employee of Seller and no beneficiary or dependent of an employee has pending or to Seller's or Shareholders' knowledge has threatened any material appeal or litigation regarding any denial of benefits under any Employee Plan; (iii) neither Seller nor any corporation or other trade or business (whether or not incorporated) which together with Seller is an "employer" as defined in Section 4001(a) of ERISA (an "ERISA AFFILIATE") has engaged in any material transaction prohibited by Section 406 of ERISA or Section 4975 of the Code; and (iv) the Seller has complied with the health care continuation coverage requirements of Section 4980(B) of the Code in respect of employees and former employees of Seller and their dependents and beneficiaries.

   (c) Except as set forth in Exhibit 8.19, no person has asserted any claim under which Seller has any liability under any health insurance, sickness, life insurance, disability, medical, surgical, hospital, death benefit, or any other Employee Plan (whether or not disclosed on Exhibit 8.19) maintained by the Seller or to which Seller is a party or may be bound, or under any worker's compensation or similar law, which is not fully covered by insurance maintained with responsible insurers or reserved for under the 11/30/93 Balance Sheet.

   (d) Except as otherwise required by COBRA or disclosed on Exhibit 8.19, Seller does not provide benefits to retirees or former employees.

  8.20 CONDUCT OF BUSINESS. Since April 30, 1993, Seller has used its best efforts to conduct the Business in such manner as to maintain and preserve its assets and business organization, to retain customers, suppliers and employees and to promote customer goodwill, to keep and maintain the Personal Property in good operating condition and repair and to keep the Contracts in full force and effect.

  8.21 CONSENTS AND APPROVALS. Except as set forth in Exhibit 8.21, and, except for any consents which may be required in connection with Purchaser's assumption of the Contracts and as to which Purchaser and Seller have elected not to seek such consents, no waiver, consent or approval from or filing with any party (governmental or otherwise) is required on the part of Seller to consummate this Agreement.

  8.22 CUSTOMERS AND SUPPLIERS.

   (a) Seller has made available to Purchaser at Seller's offices a list of Seller's customers. Except as identified on Exhibit 8.22, Seller and Shareholders have no knowledge that any of such customers intends to reduce or has threatened to reduce materially its purchases from or business dealings with Seller whether by reason of the consummation of this Agreement or otherwise.

   (b) Seller has made available to Purchaser at Seller's offices a list of Seller's suppliers. Except as identified on Exhibit 8.22, Seller and Shareholders have no knowledge that any of such suppliers intends to alter or has threatened to alter materially the terms of supply to Seller whether by reason of the consummation of this Agreement or otherwise.

  8.23 WARRANTIES. Except for the warranties under the standard form customer agreements or as otherwise specifically identified in Exhibit 8.16 hereto and except for any warranties which may be implied by law, there are no other warranties or guaranties now in effect issued by Seller or outstanding with respect to the products or services of Seller. Except as set forth on Exhibit 8.23: (a) there are no existing, or, to Seller's or Shareholders' knowledge, threatened material claims against Seller related to products or services of Seller which have been alleged to be defective or which are otherwise alleged to have caused any third party any damage; (b) Seller has not received a notice by any governmental or regulatory body stating that any of Seller's products or services are defective or otherwise have caused any third party any damages;
(c) there have been no recalls ordered by any such governmental or regulatory body with respect to any products sold by or services rendered by Seller; and
(d) to Seller's or Shareholders' knowledge there is no (i) fact relating to any of the such products or services that may impose upon Seller a duty to recall any such products or services, or a duty to warn customers of a defect in any such products or services or (ii) latent or overt defects in any such products or services, in each such case not fully reflected in the 11/30/93 Balance Sheet.

  8.24 BANK ACCOUNTS. Exhibit 8.24 sets forth the name, location and account number of each bank, trust company, savings and loan association or other financial institution in which Seller has an account or safe deposit box and the names of the persons authorized to draw thereon or having access thereto.

  8.25 BOOKS AND RECORDS.  All of the Books and Records are true and correct.

  8.26 ENVIRONMENTAL PROTECTION.

   (a) Except as set forth on Exhibit 8.26, Seller has obtained all permits, licenses and other authorizations which are required under Federal, state and local statutory and common laws, regulations or orders relating to pollution or protection of the environment, pollutants, contaminants, hazardous or toxic materials, wastes or nuisance (collectively, the "ENVIRONMENTAL LAWS"), and the transactions contemplated hereby will not alter or impair any such permits, licenses and authorizations.

   (b) There are no circumstances or plans by Seller which would be reasonably likely to interfere with or prevent compliance or continued compliance by Seller with any Environmental Laws, or which may give rise to any liability of Seller, including, without limitation, liability of Seller under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or similar state or local laws, or otherwise form the basis of any claim, notice of violation, or investigation against Seller, based on or related to a violation by Seller of any Environmental Laws. Without in any way limiting the foregoing, no release, emission or discharge into the environment of any hazardous substance (as that term is currently defined under CERCLA or any applicable analogous state law) has occurred or is currently occurring in connection with the conduct of the Business which is in violation of applicable Environmental Laws or, to Seller's or Shareholder's knowledge, at any site to which such substances from Seller may have been taken at any time in the past.

   (c) Seller has not received any notification from any government or political subdivision thereof that any of the properties, assets or operations owned or used by Seller are in violation of any Environmental Laws.

  8.27 INVESTMENT INTENT. Seller and Shareholders acknowledge that the Purchaser's Shares to be issued pursuant to Section 5.1 will be issued pursuant to the Exemptions, and that Purchaser is relying on the representations and warranties of Seller and the Shareholders in this Section
8.27 as the basis for Purchaser's determination that the Exemptions are available. Accordingly, Seller and the Shareholders jointly and severally represent and warrant that:

   (a) they are acquiring the Purchaser's Shares for investment purposes only and without a view to the resale thereof until such time as such resale has been registered (or exemptions from registration perfected) under the Act and all applicable state securities laws, and they will not sell, encumber, dispose or otherwise transfer (collectively, "TRANSFER") any right or interest in the Purchaser's Shares, whether voluntarily, by gift, operation of law, testamentary disposition or otherwise, except for the distribution of the Purchaser's Shares to Shareholders upon dissolution of Seller or surrender of Purchaser's Shares to Purchaser in satisfaction of an Indemnification Claim or Purchaser's Shares Adjustment Claim, unless such Transfer has been registered (or an exemption from registration has been perfected) under the Act and applicable state securities laws.

   (b) Seller and the Shareholders are experienced investors and are aware of the risks inherent in an investment in the Purchaser's Shares.

   (c) Seller and the Shareholders have had access to such information about Purchaser and its operations as they deem necessary to evaluate fully an investment in the Purchaser's Shares and Seller and the Shareholders are relying solely on the information provided by their advisors and information publicly available regarding Purchaser and its operations and not upon any statement of or information supplied by any employee, agent, contractor or representative of Purchaser.

   (d) Seller is a California corporation. Shareholders are residents of the State of California.

Nothing in this Section shall affect the obligations of Purchaser under
Section 6.

  8.28 TAX MATTERS.

   (a) Except as disclosed in Exhibit 8.28(a) hereto: Seller has timely filed all federal, state, and local tax returns (including, without limitation, income, franchise, excise, withholding, property, social security, employment, sales and use tax returns) required to be filed by it and has timely paid all taxes shown on such returns; each such return was prepared in the manner required by applicable law and is true, correct and complete in all material respects; all assessments of tax made against the Seller with respect to such returns have been timely paid; no assessments or notices of deficiency have been received by Seller or, to Seller's or Shareholders' knowledge, threatened against Seller with respect to any such return which have not been paid or fully reserved against in the 11/30/93 Balance Sheet; Seller has fully accrued on the 11/30/93 Balance Sheet all taxes that were not due and payable as of November 30, 1993; Seller has not agreed to an extension of the statute of limitations as to any tax return;

and no amendments or applications for refund have been filed or are planned with respect to any such return. The last audit of the federal tax return of Seller was for the fiscal year ended __________, 19__.

   (b) To Seller's and the Shareholders' knowledge, the fair market value of the Purchaser's Shares that each Shareholder will receive in exchange for his or her stock in the Seller will be approximately equal to the fair market value of such stock.

   (c) There is no plan or intention by the Shareholders to sell, exchange, or otherwise dispose of a number of shares of Purchaser's Shares distributed to Shareholders from Seller that would reduce the Shareholders' ownership of Purchaser's Shares to a number of shares having a value, as of the Closing Time, of less than 50% of the value of all of the formerly outstanding stock of Seller as of the same date.

   (d) To Seller's and the Shareholders' knowledge, Purchaser will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Seller immediately prior to the
Closing Time.   For purposes of this representation, amounts used by Seller to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Seller immediately preceding the transfer will be included as assets of Seller held immediately prior to the Closing Time.

   (e)   Intentionally omitted.

   (f) The liabilities of Seller assumed by Purchaser and the liabilities to which the transferred assets of Seller are subject were incurred by Seller in the ordinary course of its business.

   (g) Seller and the Shareholders will pay their respective expenses, if any, incurred in connection with the transaction.

   (h) There is no intercorporate indebtedness existing between Purchaser and Seller that was issued, acquired, or will be settled at a discount.

   (i) Seller is not an investment company as defined in Section 368(a)(2)(F) of the Code.

   (j) The fair market value of the assets of Seller transferred to Purchaser will equal or exceed the sum of the liabilities assumed by Purchaser, plus the amount of liabilities, if any, to which the transferred assets are subject.

   (k) Seller is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

   (l) None of the compensation received by any Shareholder who is also an employee of or lessor to the Seller (a "SHAREHOLDER/ EMPLOYEE") will be separate consideration for, or allocable to, any of their common shares in Seller; none of the Purchaser's Shares to be received by a Shareholder/Employee upon distribution from Seller will be separate consideration for, or allocable to, any employment, consulting, lease or other agreement with Seller or Purchaser, and the compensation to be paid (or deemed paid for whatever reason for Federal income tax purposes) to any Shareholder/Employee following this transaction will be for services actually rendered or property sold or leased and is anticipated to be commensurate with amounts paid to third parties bargaining at arm's length for similar services, property or use of property.

  8.29 DISCLOSURE. No representation or warranty by Seller contained in this Agreement, and no statement contained in any certificate, exhibit, list or other instrument furnished by the Seller to Purchaser pursuant to the provisions hereof contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary in order to make the statement contained herein or therein, in light of the circumstances in which they are being made, not misleading.

9. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller and Shareholders as follows:

  9.1 CORPORATE ACTION; CORPORATE POWER AND AUTHORITY. This Agreement has been duly approved by the board of directors of Purchaser. Purchaser has taken all other action required by its Articles of Incorporation and Code of Regulations or otherwise to authorize the execution and consummation of this Agreement and the other transactions of Purchaser contemplated by this Agreement. This Agreement and each other agreement contemplated hereby which is executed by Purchaser constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with their terms, except that enforceability may be limited by applicable equitable principles or bankruptcy, insolvency, or similar laws affecting the enforcement of creditors rights generally.

  9.2 NO CONFLICT WITH OTHER AGREEMENTS OR LAWS. The execution and consummation by Purchaser of this Agreement and each other agreement contemplated hereby will not (a) violate the terms of Purchaser's Articles of Incorporation or Code of Regulations or similar charter documents or any instrument, agreement, judgment or decree to which Purchaser is a party, or by which Purchaser or any of its properties is bound, (b) be in conflict with, result in a breach of or constitute (with giving of notice or lapse of time or both) a default under any such instrument, agreement, judgment or decree, (c) result in the creation or imposition of any lien upon Purchaser or its properties or assets, or (d) violate any applicable federal, state, local or foreign law, regulation or order if the result of such violation, conflict, breach, default or lien would have a material adverse affect on Purchaser.

  9.3 ORGANIZATION AND QUALIFICATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has full power and authority to carry on its business as it is now being conducted, to own and lease the properties and assets which it now owns or leases and to consummate this Agreement. Purchaser is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the ownership of its property or the conduct of its business requires it to be so qualified as a foreign corporation, except for jurisdictions in which such failure to be so qualified or in good standing would not in the aggregate have a material adverse effect on the financial condition of Purchaser.

  9.4 SPECIAL TAX MATTERS. (a) Purchaser has no plan or intention to reacquire any of the Purchaser's Shares issued in this transaction except: (i) as may occur pursuant to the terms and conditions of the Escrow Agreement, and
(ii) as may occur through Purchaser's ongoing program of repurchasing its stock from unidentified sellers in the open market.

     (b) Purchaser has no plan or intention to sell or otherwise dispose of any of the assets of Seller acquired in this transaction, except for dispositions made in the ordinary course of business.

     (c) Following this transaction, Purchaser will continue the historic business of Seller or use a significant portion of Seller's historic business assets in a business, all within the meaning of Treasury Regulation Section 1.368-1(d).

     (d) Purchaser will pay its expenses, if any, incurred in connection with the transaction.

     (e) Purchaser is not an investment company as defined in Section 368(a)(2)(F) of the Code.

     (f) Purchaser does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any stock of Seller.

     (g) The Purchaser's Shares issued pursuant to this Agreement will constitute "voting stock" within the meaning of Section 368(a)(1)(C) of the Code.

  9.5  PURCHASER'S FINANCIAL STATEMENTS.   The financial statements of
Purchaser as of and for the year ended September 30, 1992 which appeared in the Annual Report of Purchaser on Form 10-K for the year ended September 30, 1992, and the financial statements of Purchaser as of and for the quarters ended December 31, 1992, March 31, 1993 and June 30, 1993 which appeared in the Quarterly Report of Purchaser on Form 10-Q for each of those respective quarters, all of which are publicly available to Seller, are true, correct and complete in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly Purchaser's financial condition and the results of its operations for the periods indicated. Since June 30, 1993, there have been no developments materially and adversely affecting the operations or properties (in each case in the aggregate) of Purchaser.

  9.6 CONSENTS AND APPROVALS. Except as set forth in Exhibit 9.6, no waiver, consent or approval from or filing with any party (governmental or otherwise) is required on the part of Purchaser to consummate this Agreement.

10.  COVENANTS.  The parties covenant and agree as follows:

  10.1 CONDUCT OF BUSINESS PRIOR TO CLOSING. Until the Closing, and unless Purchaser shall otherwise consent in writing, Seller shall take the following actions:

   (a) operate the Business substantially as previously operated and only in the ordinary course, and use its best efforts to preserve intact Seller's goodwill, reputation, present business organization and relationships with persons having business dealings with it;

   (b) maintain all the Personal Property in good order and condition, reasonable wear and use excepted, and maintain all policies of insurance covering such properties in effect on the date hereof;

   (c) pay Seller's accounts payable and attempt to collect the Receivables in a manner consistent with past business practices;

   (d) comply with all laws applicable to the conduct of the Business where the failure to comply would likely have a material adverse effect on Seller, the Acquired Assets or the Assumed Liabilities; and

   (e) maintain Seller's books and records in the usual, regular and ordinary manner on a basis consistent with past practices.

  10.2 NOTIFICATION OF MATERIAL ADVERSE CHANGES. Between the date hereof and the Closing Time, Seller shall promptly notify Purchaser in writing of the occurrence of any of the matters described in Section 8.8.

  10.3 OTHER TRANSACTIONS. So long as this Agreement is in effect, Seller and the Shareholders shall deal exclusively and in good faith with Purchaser regarding the sale of the Acquired Assets, the capital stock of Seller or a merger involving Seller (a "SALE TRANSACTION") and will not, and will direct the Seller's officers, partners, directors, financial advisors, accountants, agents and counsel not to, (i) solicit submission of offers from any person relating to a Sale Transaction, (ii) participate in any discussions or negotiations regarding, or furnish any nonpublic information to any person regarding any Sale Transaction by any person other than Purchaser, or (iii) enter into any agreement or understanding, whether oral or written, that would have the effect of preventing consummation of this Agreement. If Seller or the Shareholders or their representatives or agents should receive any proposal for a Sale Transaction or any inquiry regarding such proposal from a third party, Seller will promptly so inform Purchaser.

  10.4 CONSENTS, WAIVERS AND APPROVALS. Each party shall use its best efforts to obtain prior to the Closing all consents, waivers, approvals, and releases of liens or encumbrances necessary to effect the transactions contemplated herein and the operation of the Business after the Closing Time in the ordinary course substantially as operated by Seller prior to Closing, free and clear of any and all liens or encumbrances except the Permitted Encumbrances. All such consents, waivers, releases and approvals will be in writing and in form and substance satisfactory to the parties, and executed counterparts thereof will be delivered to the parties promptly after receipt thereof but in no event later than the Closing.

  10.5 SUPPLEMENTAL DISCLOSURE. Each party shall have the continuing obligation up to and including the Closing Time to supplement promptly or amend its Exhibits with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or listed in its Exhibits. For the purpose of the rights and obligations of the parties hereunder, any such supplemental disclosure shall be deemed to have been disclosed as of the date of this Agreement if Purchaser proceeds with the Closing of the transactions contemplated herein following receipt of such supplemental or amended Exhibits.

  10.6 ADDITIONAL REPORTS. Promptly after they become available, Seller will deliver to Purchaser copies of all management and control reports (including agings of accounts receivable, listings of accounts payable and inventory control reports) and financial statements furnished to the management of Seller.

  10.7 CONDITIONS PRECEDENT. Each party shall use its best efforts in good faith to satisfy the conditions to closing of the other parties.

  10.8 PURCHASER'S DUE DILIGENCE. Seller and Shareholders shall give Purchaser and its counsel, accountants and other representatives full access during normal business hours to all of the books, records, files, documents, assets, properties, contracts, and commitments of Seller, provided that such examinations shall be conducted in such a manner so as not to disrupt the normal business operations of Seller, and Seller shall furnish Purchaser with such information concerning the affairs of Seller which Purchaser may reasonably request, so that Purchaser may have a full opportunity to verify the representations and warranties contained in this Agreement and to ascertain such other matters concerning the financial condition, operations, employees, business or prospects of Seller as Purchaser may deem necessary or appropriate. Seller shall deliver or make available to Purchaser correct and complete copies of all documents referred to in the Exhibits.

  10.9 COVENANTS OF PURCHASER. Purchaser covenants and agrees with Seller and the Shareholders as follows:

  (a) After the Closing Time, Purchaser will continue the historic business of Seller or use a significant portion of Seller's historic assets in a business, all within the meaning of Treasury Regulations 1.368-1(d).

  (b) After the Closing Time, Purchaser shall not transfer all or any portion of the Assumed Liabilities to any individual, trust, estate, partnership, association, company, corporation or other entity.

  (c) At the request of Seller, Purchaser shall, or shall cause its transfer agent to, issue separate certificates of Purchaser's class A common shares in exchange for one or more certificates for an equal number of Purchaser's Shares for the purpose of permitting Seller to deliver such certificates to its separate creditors and Shareholders pursuant to its plan of liquidation.

  10.10 COVENANTS OF SELLER. As soon as practicable after the Closing Time, Seller will adopt a plan of liquidation and, no later than four (4) months after the Closing Time, Seller will dissolve under state law and distribute to its creditors and the Shareholders the Purchaser's Shares it receives in the transaction and its other properties pursuant to the plan of liquidation.

  10.11 TERMINATION OF DISTRIBUTOR AGREEMENTS. Seller shall send notices of elective termination of the Distributor Agreements. Such notices shall be in such form as Seller and Purchaser mutually agree.

11. CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER. The obligation of Purchaser to consummate this Agreement shall be subject to the satisfaction, on or before the Closing Time, of the following conditions, all or any of which may be waived by Purchaser (the consequences of Purchaser's waiver shall be as described in Section 21.11).

  11.1 REPRESENTATIONS. The representations and warranties made by Seller and Shareholders in Sections 7 and 8 hereof shall be true and correct in all material respects at the Closing Time as though such representations and warranties had been made on such date (except for changes permitted by this Agreement) and Seller and Shareholders shall deliver to Purchaser a certificate dated as of the Closing Time to the foregoing effect.

  11.2 COVENANTS. Seller and Shareholders shall have duly performed in all material respects all of the covenants, acts and undertakings to be performed by them on or prior to the Closing Time, and Seller and the Shareholders shall deliver to Purchaser a certificate dated as of the Closing Time to the foregoing effect.

  11.3 NO INJUNCTION, ETC. No proceeding, investigation, or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, or prohibit, or to obtain substantial damages in respect of this Agreement, or which is related to the Acquired Assets or the Assumed Liabilities, which, in the reasonable judgment of Purchaser, would make it inadvisable to consummate this Agreement.

  11.4 INCUMBENCY. Seller shall have delivered a certificate of incumbency executed by the president and secretary of Seller listing each officer and director of Seller and the persons authorized to execute this Agreement and the other agreements, documents or instruments to be executed by Seller pursuant to this Agreement.

  11.5 CONSENTS, WAIVERS AND APPROVALS. Purchaser shall have received a true and correct copy of each consent, waiver or approval required to be identified in Exhibit 8.21 hereto or otherwise required pursuant to Section 10.4.

  11.6 ABSENCE OF MATERIAL ADVERSE CHANGES. Prior to the Closing Time, there has not been, in Purchaser's reasonable judgment, any development known to Purchaser on such date and not known to Purchaser on the date of this Agreement which materially and adversely affects or is reasonably likely to materially and adversely affect, the Acquired Assets, the Assumed Liabilities or the Business.

  11.7 CERTIFIED RESOLUTIONS. Seller shall have delivered to Purchaser a certificate executed by a duly authorized officer of Seller containing true and correct copies of the resolutions duly adopted by the board of directors and shareholders of Seller approving and authorizing this Agreement and its consummation and the other actions required of Seller hereunder. Such officer shall also certify that such resolutions have not been revoked or modified and remain in full force and effect.

  11.8 INTENTIONALLY OMITTED.

  11.9 INTENTIONALLY OMITTED.

  11.10 BASIC CORPORATE DOCUMENTS. Purchaser shall have received copies of the Seller's Articles of Incorporation, certified as of a date within 30 days prior thereto by the Secretary of State of Seller's state of incorporation, Seller's Bylaws, certified as of such a date by Seller's Secretary, and certificates of good standing (long-form where available) or authority from the Secretary of State of the state of incorporation and those other jurisdictions identified in Exhibit 8.3.

  11.11  INTENTIONALLY OMITTED.

  11.12 NON-COMPETITION AGREEMENT. V. Sisilli shall have executed a Non-competition Agreement in substantially the form of Exhibit 11.12 (the "NON-COMPETITION AGREEMENT").

 11.13  ESCROW AGREEMENT.  Seller, the Shareholders and the Escrow Agent shall have executed the Escrow Agreement.

  11.14 TRADE NAMES. Seller shall have ceased to use in any manner the name "Law Printing Company" and any other Trade Names, except in connection with tax returns, filings with other governmental authorities and for similar purposes and, at the Closing, shall deliver to Purchaser evidence of a duly executed amendment to Seller's Articles of Incorporation to change Seller's corporate name.

  11.15 INSTRUMENTS OF TRANSFER. Seller shall have delivered to Purchaser at the Closing Time such bills of sale, endorsements, assignments, deeds, certificates of title and other instruments of transfer as are provided for herein, or as otherwise necessary to vest in Purchaser all of Seller's title and rights with respect to the Acquired Assets (including, without limitation, any Intellectual Property Intangibles owned by or registered in the name of the Shareholder at the date of this Agreement), free and clear of all liens or encumbrances (except the Permitted Encumbrances).

  11.16 CERTIFICATES. Seller shall have delivered to Purchaser all such certificates, dated as of the Closing Time, as Purchaser shall reasonably request to evidence the fulfillment by Seller, or other satisfaction as of the Closing Time, of the terms and conditions of this Agreement.

  11.17 UNION BANK TERMINATIONS. Seller and the Shareholders shall have delivered to Purchaser such termination statements or other documents as reasonably required to terminate the security interests of Union Bank in any of the Acquired Assets.

  11.18 LEASE. All of the required parties shall have executed a lease in substantially the form of Exhibit 11.18 (the "LEASE").

12. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND THE SHAREHOLDERS. The obligation of Seller and the Shareholders to consummate this Agreement shall be subject to the satisfaction, on or before the Closing Time, of the following conditions, all or any of which may be waived by Seller and the Shareholders (the consequences of their waiver shall be as described in Section 21.11).

  12.1 REPRESENTATIONS. The representations and warranties made by Purchaser in Section 9 hereof shall be true and correct in all material respects at the Closing Time with the same force and effect as though such representations and warranties had been made on and as of such date (except for matters permitted by this Agreement) and Purchaser shall deliver to Seller and the Shareholders a certificate dated as of the Closing Time to the foregoing effect for Purchaser.

  12.2 COVENANTS. Purchaser shall have duly performed in all material respects all of the covenants, acts or undertakings to be performed by it on or before the Closing Time, and Purchaser shall deliver to Seller and Shareholders certificates dated as of the Closing Time to the foregoing effect for Purchaser.

  12.3 CERTIFIED RESOLUTIONS. Purchaser shall have delivered to Seller and Shareholders certificates executed by a duly authorized officers of Purchaser containing a true and correct copy of resolutions duly adopted by Purchaser's Board of Directors approving and authorizing this Agreement and its consummation. Such officers shall also certify that such resolutions have not been revoked or modified and remain in full force and effect.

  12.4 NO INJUNCTION, ETC. No proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, or prohibit, or to obtain substantial damages in respect of this Agreement or which is related to or arises out of the Business of Purchaser, which, in the reasonable judgment of Seller and the

Shareholders, would make it inadvisable to consummate this Agreement.

  12.5 CONSENTS, WAIVERS AND APPROVALS. Seller and Shareholders shall have received a true and correct copy of each consent, waiver or approval required to be identified in Exhibit 9.6 hereto or otherwise required pursuant to
Section 10.4.

  12.6 INCUMBENCY. Purchaser shall have delivered a certificate of incumbency executed by the president and secretary of Purchaser listing each officer and director of Purchaser and the persons authorized to execute this Agreement and the other agreements, documents or instruments to be executed by Purchaser pursuant to this Agreement.

  12.7 ESCROW AGREEMENT. Purchaser and the Escrow Agent shall have executed the Escrow Agreement.

  12.8 NON-COMPETITION AGREEMENT. Purchaser shall have executed the Non-competition Agreement.

  12.9 INTENTIONALLY OMITTED.

  12.10  ABSENCE OF MATERIAL ADVERSE CHANGES.    Prior to the Closing Time,
there has not been, in Seller's reasonable judgment, any development known to Seller on such date and not known to Seller on the date of this Agreement which materially and adversely affects or is reasonably likely to materially and adversely affect Purchaser's business or operations.

  12.11  LEASE.  All of the required parties shall have executed the Lease.

  12.12 UNION BANK TERMINATIONS. Seller shall have received from Union Bank the documents required by Section 11.17.

13.  MUTUAL COVENANTS.

  13.1 PRE-CLOSING. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in Sections 8 or 9 of this Agreement inaccurate as of the Closing Time. Each party shall promptly notify the other of any action or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Seller shall promptly notify Purchaser of any lawsuit, claim or investigation that may be threatened or brought against Seller which would have been listed on Exhibit
8.13 if such lawsuit, claim or investigation had arisen prior to the date hereof.

  13.2 TAX REPORTING AND FINANCIAL ACCOUNTING. The parties will prepare their books and records, file their respective tax returns, and issue their financial statements and reports on the basis that (i) the acquisition of the Acquired Assets by the Purchaser in exchange for the Purchaser's Shares pursuant to this Agreement qualifies as a tax-free reorganization under sections 368(a)(1)(C) and 368(a)(2)(B) of the Code; (ii) no interest is imputed under section 483 (or any other provision) of the Code to Seller or the Shareholders on or before receipt of the Escrow Shares out of escrow, and (iii) the parties' allocation of the consideration paid by Purchaser for the Acquired Assets, covenant not to compete and the lease of real property, all as set forth in this Agreement, the Non-competition Agreement and the Lease is correct. No party shall take a position inconsistent with the foregoing, directly or indirectly, orally or in writing, in the course of any audit, administrative proceeding, appeal, litigation, or otherwise (whether or not related to the determination of tax), unless such inconsistent position has been determined by a decision of a court of competent jurisdiction that has become final or by any other event that constitutes a "determination" as defined in Section 1313(a) of the Code. The Purchaser shall notify the Shareholders and the Shareholders shall notify the Purchaser, as the case may be, in writing, as soon as reasonably practicable, of any audit adjustment or proposed audit adjustment by any taxing authority that affects or relates to any of the items described in the first sentence of this Section 13.2.

  13.3 COOPERATION AND EXCHANGE OF INFORMATION. Seller and the Shareholders, on the one hand, and Purchaser, on the other, will provide the other parties with such cooperation and information as any of them reasonably may request in connection with the filing of any tax return, amended tax return, or claim for tax refund, determining a tax liability or right to a refund of a tax, participating in or conducting any audit or other proceeding in respect to taxes, or making representations to or furnishing information to any taxing authority. Such cooperation and information shall include providing copies of relevant tax returns or portions thereof, together with accompanying schedules, related workpapers and documents relating to rulings or other determinations by taxing authorities. The Shareholders shall make themselves, and the Purchaser shall make its employees and agents, available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Seller and the Shareholders shall cooperate with Purchaser to enable Purchaser to identify the tax attributes that carry over to Purchaser from Seller under section 381 of the Code, and Seller and the Shareholders shall provide Purchaser with Seller's tax basis information and all relevant records related thereto. All costs and expenses reasonably incurred by a party in responding to a request for information or assistance pursuant to this Section 13.3 shall be borne by the party requesting such information or assistance.

14.  CLOSING.

  14.1 TIME AND PLACE. The closing (the "CLOSING") shall be held at the offices of Dewey Ballantine, Los Angeles, on January 3, 1994, at 11:00 a.m. (local time), or at such other place or time or on such other date as the parties hereto may mutually agree. The close of business on the date on which the Closing is held is referred to in this Agreement as the "CLOSING TIME."

  14.2 TRANSACTIONS AT THE CLOSING. At the Closing, each of the following transactions shall occur:

   (a)   Seller and the Shareholders shall deliver to Purchaser the following:

     (i) all instruments of transfer, duly executed and in recordable form, where appropriate, reasonably satisfactory in form and substance to Purchaser and its counsel;

     (ii) the certificates, agreements and documents required of Seller and/or the Shareholders described in Section 11;

     (iii) copies of the consents, waivers and approvals described in Section 11.5;

     (iv) the updated Exhibits required by Section 10.5;

     (v)  the certificate of Seller and the Shareholders required by
Section 21.12; and

     (vi) such other evidence of the performance of all covenants and satisfaction of all conditions required of the Seller and the Shareholders by this Agreement, at or prior to the Closing, as Purchaser or its counsel may reasonably require.

   (b) Purchasers shall deliver to Seller, the Shareholders, the Escrow Agent or certain other parties, as applicable, the following:

     (i) certificates for the Purchaser's Shares required under Section 5.2 shall be delivered to Seller and the Escrow Agent;

     (ii) the certificates, agreements and documents required by Section 12;

     (iii) copies of the consents, waivers and approvals described in Section 12.5;

     (iv) the updated Exhibits required by Section 10.5;

     (v)  the certificate of Purchaser required by Section 21.12;

     (vi) a certificate of good standing of Purchaser from the Secretary of State of Ohio as of the most recent practicable date; and

     (vii) such other evidence of the performance of all the covenants and satisfaction of all of the conditions required of the Purchaser by this Agreement, at or before the Closing, as Seller and the Shareholders or their counsel may reasonably require.

  14.3 DEFAULT AT CLOSING. If Seller or Shareholders shall fail or refuse to consummate the transactions set forth in this Agreement on or prior to the Closing Time, and if Purchaser shall not then be in material breach under terms of this Agreement, all other conditions to the Closing shall have been satisfied and Purchaser shall stand ready, willing and able to make tender of its deliveries required under Section 12, then, in addition to any other remedies available to Purchaser, Purchaser may invoke any equitable remedies to cause the consummation of the transactions set forth in this Agreement, including, without limitation, an action or suit for specific performance.

15.  EMPLOYEES OF SELLER.

  15.1 SELLER'S COVENANT. From the date hereof to the Closing Seller will use its best efforts to maintain its existing relations with its employees and not to alter current personnel policies and practices.

  15.2 TERMINATION OF EMPLOYEES. At the Closing Time, Seller shall terminate all of its employees and shall permit Purchaser to hire any of such employees; provided, however, that this Agreement shall not be construed as an obligation of Purchaser to hire any of Seller's former employees or to offer any specific terms, benefits or compensation.

  15.3 TERMINATION-RELATED LIABILITIES. Pursuant to Section 3.1(c), Purchaser shall assume, without cost or expense to Seller or the Shareholders (provided, that the foregoing shall not limit any remedy of Purchaser for a breach by Seller or the Shareholders of any of their respective representations, warranties, covenants or arguments in this Agreement or in any agreement or certificate delivered by Seller or the Shareholders in connection with this Agreement or any of the transactions contemplated hereby), all liabilities and obligations of Seller (a) resulting solely from the termination of Seller's employees at the Closing Time (including, without limitation, any liabilities arising under the WARN Act in connection with such termination), or (b) arising out of the failure of Purchaser to offer employment to any of those persons employed by Seller immediately prior to the Closing Time. Seller and the Shareholders shall cooperate with Purchaser, without cost or expense to Seller or the Shareholders, as Purchaser may reasonably request to reduce or eliminate such liabilities and obligations including without limitation securing continued health care coverage, at Purchaser's expense, for former employees. This Section shall not limit Seller's retention of any COBRA liability to employees, former employees or their dependents or any other termination-related liabilities attributable to the period prior to the Closing Time.

16. SURVIVAL OF REPRESENTATIONS. All statements contained in any agreement or certificate delivered by or on behalf of Seller, the Shareholders or Purchaser, as the case may be, pursuant hereto, shall be deemed representations and warranties hereunder by Seller, the Shareholders or Purchaser, as the case may be. All representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby only for a two-year period ending on the second anniversary of the Closing Time, except that (i) the representations and warranties in Sections 8.28 and 9.4 with respect to any tax shall survive until the later to occur of (A) the lapse of the statute of limitations for assessment of such tax, and (B) sixty (60) days after the final judicial or administrative determination of such tax, and (ii) the representations and warranties in
Section 8.17 shall survive without limit; provided, however, that no claim for breach of a representation or warranty (including an Indemnification Claim arising from such breach) may be brought under this Agreement by any person unless written notice of such claim shall have been given on or prior to the last day of the applicable survival period (in which event each representation and warranty with respect to any asserted claim shall survive until such claim is finally resolved and all obligations with respect thereto are fully satisfied).

17. TERMINATION. This Agreement may be terminated, and the transactions contemplated herein abandoned (a) by the mutual written consent of Seller and Purchaser; (b) by either Seller or Purchaser upon the failure of the other to comply substantially with its or their conditions precedent to Closing and other obligations set forth herein on or before January 31, 1994, or such later date as the parties may mutually agree; or (c) automatically at 5:00 p.m. Dayton, Ohio time on January 31, 1994, if the Closing has not been completed by that time. Termination pursuant to this Section shall relieve the parties of their obligations hereunder with each party responsible for its own fees, costs and expenses; provided, however that if the Agreement is terminated pursuant to (b) or (c) above because one party fails to use its reasonable best efforts to fulfill its obligations hereunder, such party shall remain liable to the other party for all losses, costs, expenses (including attorney's fees) and liabilities incurred by such other party as a result of such failure.

18.  INTENTIONALLY OMITTED.

19. INDEMNIFICATION. For purposes of this Section 19, "LOSSES" shall mean all damages, losses, costs, expenses (including attorneys' fees), interest, penalties charges and liabilities.

  19.1 SEVERAL INDEMNIFICATION BY THE SHAREHOLDERS. Each Shareholder severally agrees to indemnify, defend and hold harmless Purchaser from and against any and all Losses incurred by Purchaser arising out of a breach of the individual representations and warranties made by such Shareholder in Section 7 of this Agreement or in any agreement or certificate pertaining solely to such Shareholder delivered to Purchaser in connection with this Agreement or the transactions contemplated hereby.

  19.2 JOINT AND SEVERAL INDEMNIFICATION BY SELLER AND SHAREHOLDERS. Seller and Shareholders jointly and severally agree to indemnify, defend and hold harmless Purchaser from and against any Loss incurred by Purchaser arising out of (a) the breach of any of the warranties, representations, covenants or agreements of Seller or the Shareholders in this Agreement or in any agreement or certificate delivered to Purchaser in connection with this Agreement or any of the transactions contemplated hereby, or (b) any Excluded Liability or Excluded Asset.

  19.3 INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify and hold harmless Seller and the Shareholders from and against any Loss incurred by any of them arising out of (a) the breach of any of the warranties, representations, covenants or agreements of Purchaser in this Agreement or in any agreement or certificate delivered to Seller or the Shareholders in connection with this Agreement or any of the transactions contemplated hereby,
(b) the enforcement, as a result of Purchaser's failure to satisfy any Assumed Liability when due, of any personal guaranties by Shareholders of any of the Assumed Liabilities (including without limitation the guaranties identified in Exhibit 19.3(b)), (c) ownership of the Acquired Assets or the operation of the Business after the Closing Time, (d) the Assumed Liabilities, and (e) changes by Purchaser after the Closing Time in the terms of employment of those former employees of Seller who are offered and accept employment with Purchaser.

  19.4 PROCEDURES FOR INDEMNIFICATION. "INDEMNITOR" shall mean the party against whom indemnity is sought, and "INDEMNITEE" shall mean the party seeking indemnification.

   (a) A claim for indemnification hereunder ("INDEMNIFICATION CLAIM") shall be made by Indemnitee by delivery of a written declaration to Indemnitor (with a copy being contemporaneously forwarded to the Escrow Agent if the Indemnitor is Seller or Shareholders) requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim (as defined in Section 19.5 hereof), containing such other information as Indemnitee shall have concerning such Third Party Claim.

   (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 19.5 hereof shall be observed by Indemnitee and Indemnitor.

   (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnitor shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to Indemnitee (with a copy being forwarded contemporaneously to the Escrow Agent if the Indemnitor is the Seller or the Shareholders) specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute acceptance of the Indemnification Claim by the Indemnitor and the Indemnification Claim shall be paid in accordance with Section 19.4(d). If any objection is timely interposed by the Indemnitor and the dispute is not resolved within thirty (30) days from the date Indemnitee (and the Escrow Agent if the Indemnitee is the Seller or the Shareholders) receives such objection, such dispute will be resolved as provided in Section 21.13 of this Agreement.

   (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between Indemnitor and Indemnitee, by an arbitration award or otherwise, Indemnitor shall pay the amount of such Indemnification Claim within fifteen (15) days of the date such amount is determined; provided,however, if the Indemnitor is Seller or the Shareholders, it shall cause the Escrow Agent to pay the amount of such claim to the Indemnitee in accordance with the Escrow Agreement from the General Escrow Fund (as defined in the Escrow Agreement). All Indemnification Claims payable by Seller or the Shareholders shall be paid by transferring back to Purchaser the appropriate number of Purchaser's Shares (to the extent thereof) using the Base Price as the value of the Purchaser's Shares (subject to adjustment in the Base Price as described in Section 19 of the Escrow Agreement), with any balance payable in cash.

  19.5 DEFENSE OF THIRD PARTY CLAIMS. Should any claim be made, or suit or proceeding (including, without limitation, a binding arbitration) be instituted against Indemnitee which, if prosecuted successfully, would be a matter for which Indemnitee is entitled to indemnification under this Agreement (a "THIRD PARTY CLAIM"), the obligations and liabilities of the parties with respect to such Third Party Claim shall be subject to the following terms and conditions.

   (a) The Indemnitee shall give the Indemnitor written notice of any such claim promptly after receipt by the Indemnitee of actual notice thereof, and the Indemnitor will undertake the defense thereof by representatives of its own choosing reasonably acceptable to the Indemnitee and will confirm such in writing to Indemnitee within ten (10) days after receipt of Indemnitee's notice. The assumption of the defense of any such claim by the Indemnitor shall be an acknowledgement by the Indemnitor of its obligation to indemnify the Indemnitee with respect to such claim, and if the Indemnitor is Seller or the Shareholders, Indemnitee shall, within such ten (10) day period, file with the Escrow Agent a notice pursuant to the Escrow Agreement. If, however, the Indemnitor fails or refuses to undertake the defense of such claim (or fails to object by written notice to Indemnitee, and Escrow Agent where Indemnitor is Seller or the Shareholders, to a claim for which the Indemnitee has undertaken defense pursuant to the first sentence of this Section 19.5(a)) within such ten (10) day period, the Indemnitee shall have the right to undertake the defense, compromise and, subject to Section 19.6, settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall promptly, upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 19.4(a).

   (b) The Indemnitee and Indemnitor shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing, without expense to the Indemnitor, management employees of the Indemnitee as may be reasonably necessary for the preparation of the defense of any such claim or for testimony as a witness in any proceeding relating to such claim.

  19.6 SETTLEMENT OF THIRD PARTY CLAIMS. No settlement of a Third Party Claim shall be made without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed. Consent shall be presumed in the case of settlements of $5,000 or less where the Indemnitor has not responded within ten (10) business days of notice of a proposed settlement. In the event of any dispute regarding the reasonableness of any proposed settlement, the party that will bear the larger financial loss resulting from such settlement shall make the final determination in respect thereto which determination shall be final and binding on all parties.

  19.7 LIMITATIONS.

   (a) All notices of Loss must be delivered to the Indemnitor prior to expiration of the applicable periods for the warranties and representations as set forth in Section 16 hereof.
   (b) Notwithstanding anything to the contrary herein, except for (i) the obligations under Section 19.1, (ii) those obligations under Section 19.2 with respect to Excluded Liabilities, and (iii) those obligations under Sections 19.3(b), (c), (d) and (e) (collectively, the "EXEMPT INDEMNIFICATION

OBLIGATIONS"), neither Seller and Shareholders (collectively) nor Purchaser, as an Indemnitor, shall have any obligation until the aggregate of all Losses payable by the Indemnitor to the Indemnitee exceeds $100,000 (the "FLOOR"). Upon the aggregate of all Losses payable by Seller and Shareholders or Purchaser (except the Exempt Indemnification Obligations) as Indemnitor exceeding the Floor, Seller and Shareholders or Purchaser, as applicable, shall be liable to the Indemnitee on a dollar-for-dollar basis, for the amount above the Floor.

   (c) With respect to the Exempt Indemnification Obligations, Seller and Shareholders or Purchaser, as applicable, shall be liable for all such Losses from the first dollar in any event.

   (d) The payment of any Loss hereunder shall constitute an additional adjustment to the consideration paid pursuant to Section 5.1. Notwithstanding anything to the contrary in this Agreement or the Escrow Agreement, in the event there remain any Losses for which Seller or the Shareholders are obligated to indemnify the Purchaser under Section 19.2 in excess of the balance of the Escrow Fund, Seller and Shareholders shall remain jointly and severally liable for the balance.

   (e) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Seller and the Shareholders under this Section 19 shall be an amount equal to the number of Purchaser's Shares issued pursuant to Section 5.1 (as adjusted pursuant to Section 5.3), multiplied by the Base Price.

   (f) An adjustment, pursuant to Section 5.3, to the number of Purchaser's Shares issued pursuant to Section 5.1 shall not be an Indemnification Claim and shall not be subject to the Floor.

  19.8 TAX MATTERS. Notwithstanding anything to the contrary in this Section 19, the rights and obligations of the parties with respect to the indemnification for any and all Taxes (defined in Section 22.5) shall be governed by Section 22.

20.  TRANSACTION EXPENSES.

  20.1 BROKERS. Purchaser, Seller and Shareholders each represent and warrant to the other that no broker or finder has acted for it or them in connection with this Agreement.

  20.2 EXPENSES. All expenses incurred by the parties in connection with or related to the authorization, preparation, negotiation and consummation of this Agreement shall be borne solely by the party which has incurred the same.

21.  MISCELLANEOUS.

  21.1 PRESERVATION OF RECORDS. Purchaser and Seller agree that each of them shall preserve and keep the records of the Business for the period prior to the Closing Time which are held by it for a period of five (5) years from the Closing Time, or for any longer period as may be required by any government agency or ongoing litigation, and shall make such records and personnel available to the other and affiliates thereof for review or copying, upon receipt of reasonable advance notice and during normal business hours, as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations of Seller or Purchaser or any of their affiliates, or in order to enable Seller or Purchaser to comply with their respective obligations under this Agreement and the other agreements contemplated hereby. Purchaser shall have the right, at Purchaser's sole expense, to copy the records of Seller that are part of the Excluded Assets. In the event Seller or Purchaser wishes to transfer or destroy such records after such time, such party shall first give sixty (60) days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that sixty (60) day period, to take possession of the records within ninety (90) days after the date of such notice.

  21.2 NOTICE. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given and received (a) on the date of delivery when delivered by hand or when transmitted by confirmed simultaneous telecopy, (b) on the following business day when sent by receipted overnight courier, or (c) three (3) business days after deposit in the United States Mail when mailed by registered or certified mail, return receipt requested, first class postage prepaid, as follows:


   (a)   If to Seller or Shareholders to:

     C. Vincent Sisilli
     31610 Broad Beach Boulevard
     Malibu, California  92065
     Fax: (310) 457-0978

     With a copy to:

     Kathy T. Wales, Esq.
     Dewey Ballantine
     333 S. Hope Street
     Los Angeles, California  90071
     Fax: (213) 625-0562

   (b)  If to Purchaser to:

     The Reynolds and Reynolds Company
     Business Forms Division
     3555 S. Kettering Blvd.
     Dayton, Ohio  45439
     ATTN: Daniel W. Dittman
     Fax: (513) 290-7270

     With a copy to:

     Jeffry A. Melnick, Esq.
     Coolidge, Wall, Womsley & Lombard
     600 IBM Building
     Dayton, Ohio  45402
     FAX: (513) 223-6705

Any party may change the address to which notices are to be sent to it by giving written notice of such change of address to the other parties in the manner above provided for giving notice.

  21.3 ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided, however, that Seller's rights hereunder may be assigned to Shareholders without Purchaser's prior written consent. This Agreement shall be binding upon the parties hereto and their respective permitted successors, assigns and transferees.

  21.4 HEADINGS; EXHIBITS AND SCHEDULES. The Section, Subsection and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement. The Exhibits and Schedules attached hereto are a material part of this Agreement and are incorporated herein by this reference.

  21.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one counterpart has been signed by each party and delivered to the other party hereto.

  21.6 INTEGRATION OF AGREEMENT. This Agreement supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereunder; provided, however, that the Non-Disclosure Agreement between Purchaser and Seller dated as of March 24, 1993 shall survive execution of this Agreement and consummation of the transactions contemplated hereby, and, provided further, that if the Closing occurs, Reynolds shall be permitted, after the Closing Time, to use and disclose such "Law Confidential Information" as reasonably required to conduct the Business in the ordinary course. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged, supplemented or terminated orally, but only by an agreement in writing signed by the party against which the enforcement of such change, waiver, discharge or termination is sought.

  21.7  TIME OF ESSENCE.  Time is of the essence in this Agreement.

  21.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.


  21.9 DISCLOSURE. Purchaser, Seller and the Shareholders each agree not to issue any press release or make any public announcement or other disclosure to competitors, customers, employees or any other person (except to employees and agents on a need-to-know basis in order to complete transactions and who agree to bound hereby) concerning this Agreement except as required by law or with the advance written approval of the other party, which approval shall not be unreasonably withheld.

  21.10 PARTIAL ILLEGALITY OR UNENFORCEABILITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be illegal or unenforceable in any respect, such illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

  21.11 RIGHT TO PROCEED. If any of the conditions specified in Section 11 hereof have not been satisfied (provided that such conditions are specified in the certificate delivered pursuant to Section 21.12), Purchaser shall have the right to proceed with the transactions contemplated hereby, but Purchaser shall be deemed to have waived its rights hereunder with respect to such failed conditions. If any of the conditions specified in Section 12 hereof have not been satisfied (provided that such conditions are specified in a certificate delivered pursuant to Section 21.12), Seller and the Shareholders shall have the right to proceed with the transactions contemplated hereby, but Seller and Shareholders shall be deemed to have waived their rights hereunder with respect to such failed conditions.

  21.12 EFFECT OF INVESTIGATION. Any inspection, preparation or compilation of information or Exhibits or audit of the inventories, properties, financial condition or other matters relating to the Seller, the Acquired Assets, the Assumed Liabilities, the Business, Purchaser or Purchaser's financial condition or operations conducted by or on behalf of Purchaser, Seller or the Shareholders shall in no way limit, affect or impair the ability of Purchaser, Seller or the Shareholders to rely upon the representations, warranties, covenants and agreements of the other parties set forth herein. Notwithstanding the foregoing sentence, (a) Seller and Shareholders shall deliver to Purchaser at Closing a certificate identifying with specificity any breaches (or events which with notice, lapse of time or both would become breaches) to their knowledge of the representations, warranties, covenants or agreements of Seller and the Shareholders or Purchaser and any of the conditions specified in Sections 11 and 12 which have not been satisfied, and
(b) Purchaser shall deliver to Seller and the Shareholders at Closing a certificate identifying with specificity any breaches (or events which with notice, lapse of time or both would become breaches) to its knowledge of the representations, warranties, covenants or agreements of Seller and the Shareholders or Purchaser and any of the conditions specified in Sections 11 and 12 which have not been satisfied. Such notices shall set forth all material facts related to such breaches, conditions or events. If Purchaser proceeds with the Closing following receipt of such certificate, Purchaser shall be deemed to have waived its rights hereunder with respect to such breaches, conditions or events except for the matters described in Exhibit
21.12. If Seller and the Shareholders proceed with the Closing following receipt of such certificate, they shall be deemed to have waived their rights hereunder with respect to such breaches, conditions or events except for the matters described in Exhibit 21.12.

  21.13 ARBITRATION.

   (a) Any controversy, dispute or claim arising out of or relating to this Agreement shall be submitted to arbitration in accordance with the commercial rules of the American Arbitration Association ("AAA"), by which each party will be bound.

   (b) If the parties have not agreed during their negotiations on a single arbitrator to whom the controversy, dispute or claim will be submitted, either party may select an arbitrator and send written notice to the other party of the selection. The party receiving such notice will have 10 days from the date such party receives such notice of such selection to select a second arbitrator and send notice of such to the party who selected the first arbitrator.
Failure to select the second arbitrator and to send timely notice, as provided above, empowers the arbitrator first selected to resolve the controversy. If both arbitrators have been duly named, they will as soon as is reasonably practicable (but within 30 days from the date the latter of the two arbitrators is named) name a third arbitrator. The provisions of the Federal Rules of Civil Procedure which provide for discovery shall be applicable to any such arbitration. The parties agree that such discovery must be completed within six (6) months after the claim has been filed with the AAA and service on the other party effected.

   (c) Any arbitration proceedings will be conducted in Los Angeles, California unless the parties otherwise agree.

   (d) The parties agree to be bound by the decision of the arbitrator and the decision thereof to be entered into any appropriate court or other jurisdiction. Unless otherwise provided in this Agreement, the prevailing party in the arbitration shall be promptly reimbursed for its reasonable costs and fees (including attorneys' fees) incurred in connection with the arbitration and shall not be responsible for the costs of arbitration.

  21.14 "KNOWLEDGE." For purposes of this Agreement, "to the best of ________'s knowledge" or "to ______________'s knowledge" shall mean the actual knowledge of the subject party after due inquiry (including, where appropriate, consultation with responsible employees of Seller) into the subject matter; provided, further, that each person which is not a natural person shall be charged with the actual knowledge of its directors and officers.

  21.15 SELLER'S OBLIGATIONS. Shareholders hereby jointly and severally guarantee the prompt performance by Seller of its obligations under this Agreement. This guaranty is one of payment, not collection. Upon the dissolution of Seller, Shareholders shall automatically and without further action assume all obligations of the Seller hereunder.

  21.16 FURTHER ASSURANCES. The parties agree that after the Closing Time they will execute such documents and certificates and take such other actions as may be reasonably requested by any other party to carry out the purposes of this Agreement and to evidence the consummation of the transactions contemplated hereby or the fulfillment or waiver of any of the conditions to closing set forth in Sections 11 or 12.

  21.17 COLLECTION OF RECEIVABLES. Purchaser agrees to attempt to collect all Receivables as of the Closing Time (the "CLOSING TIME RECEIVABLES") in a manner consistent with the past practices of Seller. In addition, Purchaser agrees to permit V. Sisilli to monitor and assist in such collection efforts and to provide to V. Sisilli monthly reports as to the status of collection of the Closing Time Receivables. If, after the Closing Time, Purchaser conducts any additional business with any debtor under a Closing Time Receivable, all amounts received from that Debtor which are not specifically allocated to a particular invoice will be applied to outstanding invoices from that debtor in chronological order, beginning with the oldest outstanding invoice. In the event that Seller or the Shareholders satisfy any Indemnification Claim for a breach of Section 8.6(b), Purchaser shall assign to the Indemnitor all rights of Purchaser with respect to the associated uncollected Closing Time Receivables.

22.  TAX INDEMNIFICATION.

  22.1 INDEMNIFICATION BY SELLER AND SHAREHOLDERS. Seller and the Shareholders jointly and severally agree to indemnify, defend, and hold harmless Purchaser and its successors and assigns from and against: (a) any and all Taxes (as defined in Section 22.5) and Tax Losses (as defined in Section 22.5) that are Excluded Liabilities or that arise out of the breach of any representation or warranty set forth in Section 8.28 or any covenant set forth in Section 10.10 or Section 13.2, and (b) any and all Taxes imposed on Seller for all taxable periods or portions thereof ending on or before the Closing Time (except those Taxes which are Assumed Liabilities and those Taxes described in Section 5.4) and all related Tax Losses incurred by Purchaser;PROVIDED, HOWEVER, that the Taxes and Tax Losses described in this Section 22.1 shall not include the Taxes and Tax Losses described in Section 22.2 to the extent that Purchaser is obligated to indemnify Seller and/or the Shareholders under Section 22.2 for such Taxes and Tax Losses, and nothing in this Section 22.1 shall reduce, limit, or otherwise affect Purchaser's obligation to indemnify Seller and/or the Shareholders pursuant to Section 22.2.

  22.2 INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify, defend, and hold harmless Seller and its successors and assigns from and against:

   (a) any and all sales, use, and similar transfer Taxes and Tax Losses imposed in connection with any of the transactions contemplated by this Agreement;

   (b) any and all Taxes and Tax Losses imposed on the Seller (and any liability for such Taxes imposed on the Shareholders by reason of their being the transferees or successors of Seller) arising out of the breach of any of the representations and warranties set forth in Sections 9.4(c) and 9.4(g) or the covenants in Sections 10.9(a), 10.9(b) and 13.2, if a court of competent jurisdiction determines that Purchaser's acquisition of the Acquired Assets does not qualify as a reorganization described in section 368(a) of the Code solely by reason of Purchaser's breach of any of such representations and warranties or covenants; and

   (c) any and all Taxes and Tax Losses (other than Taxes and Tax Losses described in Section 22.2(b)) imposed on Seller (and any liability for such Taxes imposed on the Shareholders by reason of their being the transferees or successors of Seller) with respect to any gain realized and recognized by Seller on the transfer of the Acquired Assets to Purchaser pursuant to a Determination that Purchaser's acquisition of the Acquired Assets does not qualify as a reorganization described in section 368(a) of the Code, but not in an amount in excess of the Disqualification Tax Benefits.

  22.3 TAX CONTESTS.

  (a) After the Closing, Purchaser shall notify the Shareholders, and the Shareholders shall notify Purchaser, as the case may be, in writing of any written notice of a proposed assessment of Tax or claim for Tax raised in an audit or administrative or judicial proceeding that, if determined adversely to the taxpayer, would be grounds for indemnification under this Section 22. Any failure of one party to give timely notice to the other pursuant to this
Section 22.3 shall preclude any claim for indemnification for such Tax if such failure materially prejudices such other.

   (b) In the event of a proposed assessment of Tax described in Section 22.1, Seller or the Shareholders shall have the sole right to participate in and control the audit or other proceeding for the determination of such Tax.

   (c) In the event of a proposed assessment of Tax described in Section 22.2(a), Purchaser shall have the sole right to participate in and control the audit or other proceeding for the determination of such Tax.

   (d) In the event of a proposed assessment of Tax described in Sections 22.2(b) and 22.2(c), Seller and the Shareholders shall have the right to participate in and the sole right to control the audit or proceeding for the determination of such Tax. Purchaser shall have the right, at its expense, to participate in such audit or proceeding, but shall not have any right to control all or any portion of such audit or proceeding.

   (e) Seller, the Shareholders, and Purchaser agree to cooperate in the defense against or the compromise of a proposed assessment of Tax described in
Section 22.1 or Section 22.2.

  22.4 TIME OF PAYMENT. Payment of any Tax for which a party is entitled to indemnification under Section 22.1 or Section 22.2 shall be made on or before the later to occur of (a) five (5) business days following an agreement between the Shareholders and the Purchaser that one party is obligated to indemnify the other for such Tax, and (b) five (5) business days before the due date for the payment of such Tax to the relevant taxing authority, PROVIDED, HOWEVER, that the Purchaser shall not be required to pay the Disqualification Tax Benefits to the Shareholders prior to the Determination Date.

  22.5 DEFINITIONS. For all purposes of this Section 22, the following terms shall have the following meanings:

   (a) "DETERMINATION" means (i) any one of the four events described in paragraphs (1) through (4) of section 1313(a) of the Code or (ii) a written agreement between Purchaser and the Shareholders.

   (b) "DETERMINATION DATE" means (i) with respect to each of the four Determinations described in section 1313(a) of the Code, the date such Determination becomes "final" for purposes of section 1313 and the Treasury regulations promulgated thereunder or (ii) with respect to a Determination which is an agreement between the Purchaser and the Shareholders, the date of such agreement.

   (c) "DISQUALIFICATION TAX BENEFITS" means (i) the excess of (A) the present value of the federal and state income and franchise Taxes that would likely be imposed on the Purchaser if the Purchaser's acquisition of the Acquired Assets were to qualify as a tax-free reorganization as defined in section 368(a) of the Code over (B) the present value of federal and state income and franchise Taxes that will likely be imposed on the Purchaser as a result of a Determination that Purchaser's acquisition of the Acquired Assets does not qualify as a reorganization, as defined in Section 368(a) of the Code, plus (ii) the present value of the reduction in Taxes attributable to the increase in purchase price for the Acquired Assets by the amount described in
(i). For purposes of computing Disqualification Tax Benefits pursuant to the preceding sentence (and notwithstanding any fact to the contrary), the parties shall assume that (i) Purchaser has tax bases in the Acquired Assets on the day following the Closing Time in the amounts of their fair market values based upon the total consideration paid hereunder; (ii) Purchaser elects to recover the cost of such assets through depreciation, amortization, or inventory costing based on the methods actually used by Purchaser; (iii) all such depreciation, amortization, or other cost recovery deductions or allowances reduce the taxable income of Purchaser in the year in which such deductions or allowances are allowable to Purchaser; (iv) Purchaser is subject to the highest federal income rate under section 11 of the Code during all its taxable years ending after the Closing Time; (v) Purchaser is subject to the highest state and local income or franchise tax rates during all its taxable years ending after the Closing Time; (vi) Purchaser files a separate company (rather than consolidated, combined, or unitary) Tax return; (vii) no Purchaser claim for credit or refund of federal and state income or franchise Tax for Purchaser's taxable periods ending after the Closing Time is barred by the statute of limitations or otherwise; (viii) the federal or state income or franchise tax law in effect for the relevant Tax periods is used and that there will occur no change in such laws with respect to the Purchaser's taxable periods ending after the Determination Date; (ix) the reductions (or deemed reductions) of federal and state income or franchise Tax for Purchaser's taxable periods or portions thereof ending on or before the Determination Date shall be increased by an interest factor, compounded monthly, of six percent (6%); and (x) Purchaser never disposes of the Acquired Assets. In making present value calculations, a seven percent (7%) compounded monthly discount rate shall be used. The parties acknowledge that any payment of Disqualification Tax Benefits or other indemnity from Purchaser under Section 22.2 shall be subject to section 1274 of the Code if required by law.

   (d) "TAX" or "TAXES" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to the tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority including, without limitation, taxes or other charges on or with respect to income and franchises, property, sales, use, employment, social security and withholding.

   (e) "TAX LOSS" means all related damages, losses, costs and expenses (including reasonable attorneys' fees) incurred with respect to any Taxes for which a party is entitled to indemnification under Sections 22.1 and 22.2.

  22.6 FLOOR. Claims for indemnification pursuant to this Section 22 shall not be subject to the Floor and shall be payable from the first dollar.

23. CONSTRUCTION. Each party has reviewed and revised this Agreement and, therefore, the rule of construction requiring that any ambiguity be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

The parties have executed this Agreement as of the 29th day of December, 1993.


                                LAW PRINTING COMPANY, INC.

                                BY   /S/ C. VINCENT SISILLI
                                  ---------------------------------------

                                TITLE:     PRESIDENT
                                      -----------------------------------


                                THE REYNOLDS AND REYNOLDS COMPANY

                                BY    /S/ THOMAS E. SUTTMILLER
                                  ---------------------------------------

                                TITLE:  SENIOR V.P. & G.M.
                                      -----------------------------------


                                      /S/ C. VINCENT SISILLI
                                -----------------------------------------
                                C. VINCENT SISILLI

                                      /S/ PATRICIA L. SISILLI
                                -----------------------------------------
                                PATRICIA L. SISILLI